                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): JUNE 7, 2004


                            LIBERTY MEDIA CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)

                 0-20421                                 84-1288730
        (Commission File Number)           (I.R.S. Employer Identification No.)

                               12300 LIBERTY BLVD.
                            ENGLEWOOD, COLORADO 80112
          (Address of principal executive offices, including zip code)

       Registrant's telephone number, including area code: (720) 875-5400

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

        On June 7, 2004, Liberty Media Corporation ("Liberty") completed the spin off (the "Spin Off") of its wholly-owned subsidiary, Liberty Media International, Inc. ("Liberty Media International"), to its shareholders. Substantially all of the assets and businesses of Liberty Media International were attributed to Liberty's International Group segment. In connection with the Spin Off, holders of record of Liberty common stock on June 1, 2004 (the "Record Date") received 0.05 of a share of Liberty Media International Series A common stock for each share of Liberty Series A common stock owned at 5:00 pm New York City time on the Record Date and 0.05 of a share of Liberty Media International Series B common stock for each share of Liberty Series B common stock owned at 5:00 pm New York City time on the Record Date. The Spin Off is intended to qualify as a tax-free spin off. For accounting purposes, the Spin Off is deemed to have occurred on June 1, 2004, and no gain or loss was recognized by Liberty in connection with the Spin Off.

        Liberty's financial statements as of December 31, 2003 and 2002 and for the three years then ended (the "2003 Financial Statements"), included in its Annual Report on Form 10-K, and its financial statements as of March 31, 2004 and for the three months then ended (the "2004 Financial Statements") included in its Quarterly Report on Form 10-Q may be incorporated by reference into certain registration statements filed by Liberty in the future. Accordingly, Liberty is revising its 2003 Financial Statements and 2004 Financial Statements to reflect Liberty Media International as a discontinued operation. The revised financial statements are included herein.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

        (c) Exhibit
                23      Consent of KPMG LLP

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 14, 2004


                                         LIBERTY MEDIA CORPORATION


                                         By:    /s/ Christopher W. Shean
                                                ------------------------------
                                                Name:   Christopher W. Shean
                                                Title:  Senior Vice President
                                                          and Controller

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

                      Condensed Consolidated Balance Sheets
                                   (unaudited)

                                                                       March 31,       December 31,
                                                                         2004             2003
                                                                     ------------      ------------
                                                                          amounts in millions
ASSETS
Current assets:
   Cash and cash equivalents                                         $      1,834             3,050
   Short-term investments                                                      71               265
   Trade and other receivables, net                                         1,024             1,085
   Inventory, net                                                             606               588
   Prepaid expenses and program rights                                        650               531
   Derivative instruments (note 7)                                            517               543
   Other current assets                                                       143               104
                                                                     ------------      ------------
      Total current assets                                                  4,845             6,166
                                                                     ------------      ------------

Investments in available-for-sale securities and other cost
   investments (note 5)                                                    20,905            19,499

Long-term derivative instruments (note 7)                                   3,034             3,247

Investments in affiliates, accounted for using the equity
   method, and related receivables                                          3,629             3,614

Property and equipment, at cost                                             2,020             1,948
Accumulated depreciation                                                     (607)             (538)
                                                                     ------------      ------------
                                                                            1,413             1,410
                                                                     ------------      ------------
Intangible assets not subject to amortization:
   Goodwill (note 6)                                                        8,968             8,911
   Trademarks                                                               2,385             2,385
                                                                     ------------      ------------
                                                                           11,353            11,296
                                                                     ------------      ------------

Intangible assets subject to amortization                                   5,713             5,666
Accumulated amortization                                                     (853)             (732)
                                                                     ------------      ------------
                                                                            4,860             4,934
                                                                     ------------      ------------

Other assets, at cost, net of accumulated amortization                        467               532
Assets of discontinued operations (note 4)                                 10,745             3,551
                                                                     ------------      ------------

      Total assets                                                   $     61,251            54,249
                                                                     ============      ============

                                                                     (continued)

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

                                   (unaudited)

                                                                       March 31,       December 31,
                                                                         2004              2003
                                                                     ------------      ------------
                                                                          amounts in millions
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                                  $        395               410
   Accrued liabilities                                                        968             1,073
   Accrued stock compensation                                                 180               190
   Program rights payable                                                     229               177
   Derivative instruments (note 7)                                          1,013               854
   Current portion of debt                                                     96               104
                                                                     ------------      ------------
      Total current liabilities                                             2,881             2,808
                                                                     ------------      ------------

Long-term debt (note 8)                                                     9,460             9,441
Long-term derivative instruments (note 7)                                   1,626             1,756
Deferred income tax liabilities                                            10,940            10,686
Other liabilities                                                             296               290
Liabilities of discontinued operations (note 4)                             5,442               133
                                                                     ------------      ------------
      Total liabilities                                                    30,645            25,114
                                                                     ------------      ------------

Minority interests in equity of subsidiaries                                  239               293
Minority interests of discontinued operations (note 4)                      1,103                --

Stockholders' equity (note 9):
   Preferred stock, $.01 par value.  Authorized
     50,000,000 shares; no shares issued                                       --                --
   Series A common stock, $.01 par value. Authorized
     4,000,000,000 shares; issued and outstanding
     2,788,565,123 shares at March 31, 2004 and
     2,669,835,166 shares at December 31, 2003                                 28                27
   Series B common stock, $.01 par value. Authorized
     400,000,000 shares; issued 131,062,825 shares at
     March 31, 2004 and 217,100,515 shares at
     December 31, 2003                                                          1                 2
   Additional paid-in-capital                                              39,279            39,001
   Accumulated other comprehensive earnings, net of taxes
     ("AOCE")                                                               3,499             3,247
   AOCE of discontinued operations (note 4)                                   (27)              (46)
   Unearned compensation                                                      (90)              (98)
   Accumulated deficit                                                    (13,301)          (13,291)
                                                                     ------------      ------------
                                                                           29,389            28,842
   Series B common stock held in treasury, at cost
     (10,000,000 shares in 2004)                                             (125)               --
                                                                     ------------      ------------
      Total stockholders' equity                                           29,264            28,842
                                                                     ------------      ------------

Commitments and contingencies (note 11)
      Total liabilities and stockholders' equity                     $     61,251            54,249
                                                                     ============      ============

See accompanying notes to condensed consolidated financial statements.

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

                 Condensed Consolidated Statements of Operations
                                   (unaudited)

                                                                           Three months ended
                                                                                March 31,
                                                                     ------------------------------
                                                                         2004              2003
                                                                     ------------      ------------
                                                                          amounts in millions,
                                                                        except per share amounts
Revenue:
   Net sales from electronic retailing                               $      1,283                --
   Communications and programming services                                    512               480
                                                                     ------------      ------------
                                                                            1,795               480
                                                                     ------------      ------------
Operating costs and expenses:
   Cost of sales-electronic retailing services                                811                --
   Operating                                                                  418               247
   Selling, general and administrative ("SG&A")                               211               120
   Stock compensation - SG&A (note 10)                                          1                10
   Depreciation and amortization                                              185                95
                                                                     ------------      ------------
                                                                            1,626               472
                                                                     ------------      ------------

      Operating income                                                        169                 8

Other income (expense):
   Interest expense                                                          (151)              (99)
   Dividend and interest income                                                45                27
   Share of earnings of affiliates, net                                         7                34
   Gains on dispositions of assets, net                                       218                66
   Realized and unrealized gains (losses) on financial
     instruments, net (note 7)                                               (209)              183
   Other, net                                                                  61               (26)
                                                                     ------------      ------------
                                                                              (29)              185
                                                                     ------------      ------------

      Earnings from continuing operations before income
        taxes and minority interests                                          140               193
Income tax expense                                                            (66)              (80)
Minority interests in losses of subsidiaries                                   --                12
                                                                     ------------      ------------

      Earnings from continuing operations                                      74               125
Earnings (loss) from discontinued operations, net of taxes
      (note 4)                                                                (84)                7
                                                                     ------------      ------------

      Net earnings (loss)                                            $        (10)              132
                                                                     ============      ============

Earnings (loss) per common share (note 2):
   Basic and diluted earnings from continuing operations             $        .03               .05
   Discontinued operations                                                   (.03)               --
                                                                     ------------      ------------
   Basic and diluted earnings (loss)                                 $         --               .05
                                                                     ============      ============

Weighted average common shares outstanding                                  2,903             2,689
                                                                     ============      ============

See accompanying notes to condensed consolidated financial statements.

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

       Condensed Consolidated Statements of Comprehensive Earnings (Loss)
                                   (unaudited)

                                                                           Three months ended
                                                                                March 31,
                                                                     ------------------------------
                                                                         2004              2003
                                                                     ------------      ------------
                                                                          amounts in millions
Net earnings (loss)                                                  $        (10)              132
                                                                     ------------      ------------
Other comprehensive earnings (loss), net of taxes:
   Foreign currency translation adjustments                                   (19)               --
   Unrealized gains (losses) on available-for-sale securities                 376              (290)
   Recognition of previously unrealized losses (gains) on
     available-for-sale securities, net                                      (105)               15
   Other comprehensive earnings (loss) from discontinued
     operations                                                                19                (2)
                                                                     ------------      ------------
   Other comprehensive earnings (loss)                                        271              (277)
                                                                     ------------      ------------

Comprehensive earnings (loss)                                        $        261              (145)
                                                                     ============      ============

See accompanying notes to condensed consolidated financial statements.

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

            Condensed Consolidated Statement of Stockholders' Equity
                                   (unaudited)

                        Three months ended March 31, 2004

                                                     Common stock            Additional
                                  Preferred   ---------------------------     paid-in
                                    stock       Series A       Series B       capital         AOCE
                                 -----------  ------------   ------------   ------------  ------------
                                                         amounts in millions
Balance at January 1, 2004       $        --            27              2         39,001         3,247
   Net loss                               --            --             --             --            --
   Other comprehensive
      earnings                            --            --             --             --           252
   Issuance of Series A common
      stock in exchange for
      Series B common stock
      (note 9)                            --             1             (1)           125            --
   Issuance of Series A common
      stock for acquisition               --            --             --            152            --
   Amortization of deferred
      compensation                        --            --             --             --            --
   Other                                  --            --             --              1            --
                                 -----------  ------------   ------------   ------------  ------------
Balance at March 31, 2004        $        --            28              1         39,279         3,499
                                 ===========  ============   ============   ============  ============

                                    AOCE
                                    from                                                        Total
                                 discontinued     Unearned     Accumulated      Treasury     stockholders'
                                  operations    compensation     deficit          stock         equity
                                 ------------   ------------   ------------   ------------   -------------
                                                           amounts in millions
Balance at January 1, 2004                (46)           (98)       (13,291)            --          28,842
   Net loss                                --             --            (10)            --             (10)
   Other comprehensive
      earnings                             19             --             --             --             271
   Issuance of Series A common
      stock in exchange for
      Series B common stock
      (note 9)                             --             --             --           (125)             --
   Issuance of Series A common
      stock for acquisition                --             --             --             --             152
   Amortization of deferred
      compensation                         --              8             --             --               8
   Other                                   --             --             --             --               1
                                 ------------   ------------   ------------   ------------  --------------
Balance at March 31, 2004                 (27)           (90)       (13,301)          (125)         29,264
                                 ============   ============   ============   ============  ==============

See accompanying notes to condensed consolidated financial statements.

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

                 Condensed Consolidated Statements of Cash Flows
                                   (unaudited)

                                                                           Three months ended
                                                                                March 31,
                                                                     ------------------------------
                                                                         2004              2003
                                                                     ------------      ------------
                                                                          amounts in millions
Cash flows from operating activities:
   Earnings from continuing operations                               $         74               125
   Adjustments to reconcile earnings from continuing
      operations to net cash provided (used) by operating
      activities:
      Depreciation and amortization                                           185                95
      Stock compensation                                                        1                10
      Payments of stock compensation                                           (1)              (53)
      Share of earnings of affiliates, net                                     (7)              (34)
      Gains on disposition of assets, net                                    (218)              (66)
      Realized and unrealized losses (gains) on financial
         instruments, net                                                     209              (183)
      Minority interests in losses of subsidiaries                             --               (12)
      Deferred income tax expense                                              16                73
      Other noncash charges (credits), net                                     (1)               39
      Changes in operating assets and liabilities:
         Receivables                                                           72               (60)
         Inventory                                                            (18)               --
         Prepaid expenses and other current assets                           (113)              (47)
         Payables and other current liabilities                               (35)              (72)
                                                                     ------------      ------------
         Net cash provided (used) by operating activities                     164              (185)
                                                                     ------------      ------------

Cash flows from investing activities:
   Investments in and loans to equity affiliates                              (14)               (6)
   Investments in and loans to cost investees                                (907)               --
   Cash paid for acquisitions                                                (127)               --
   Net sales (purchases) of short term investments                           (103)              169
   Net proceeds from settlement of financial instruments                       44               224
   Premium proceeds from origination of financial
      instruments                                                              17                24
   Capital expended for property and equipment                                (36)              (23)
   Cash proceeds from dispositions                                            468                90
   Other investing activities, net                                            (18)                1
                                                                     ------------      ------------
         Net cash provided (used) by investing activities                    (676)              479
                                                                     ------------      ------------

Cash flows from financing activities:
   Borrowings of debt                                                          --             1,186
   Proceeds attributed to call option obligations upon
      issuance of senior exchangeable debentures                               --               348
   Repayments of debt                                                          (1)             (103)
   Proceeds from issuance of stock by subsidiaries                             --                --
   Proceeds from issuance of Liberty Series A common stock                     --               141
   Purchases of Liberty common stock                                           --              (170)
   Other financing activities, net                                            (20)              (24)
                                                                     ------------      ------------
         Net cash provided (used) by financing activities                     (21)            1,378
                                                                     ------------      ------------

         Net cash used by discontinued operations                            (683)             (385)
                                                                     ------------      ------------

         Net increase (decreased) in cash and cash
           equivalents                                                     (1,216)            1,287
         Cash and cash equivalents at beginning of period                   3,050             2,164
                                                                     ------------      ------------
         Cash and cash equivalents at end of period                  $      1,834             3,451
                                                                     ============      ============

Cash paid for interest                                               $        189               152
                                                                     ============      ============
Cash paid for income taxes                                           $         18                 1
                                                                     ============      ============

See accompanying notes to condensed consolidated financial statements.

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

              Notes to Condensed Consolidated Financial Statements

                                 March 31, 2004
                                   (unaudited)

(1)     BASIS OF PRESENTATION

        The accompanying condensed consolidated financial statements include the accounts of Liberty Media Corporation and its controlled subsidiaries (collectively, "Liberty" or the "Company", unless the context otherwise requires). All significant intercompany accounts and transactions have been eliminated in consolidation.

        Liberty is a holding company which, through its majority and minority ownership of interests in subsidiaries and other companies, is primarily engaged in (i) electronic retailing and (ii) the production, acquisition and distribution through all available formats and media of branded entertainment, educational and informational programming and software. In addition, companies in which Liberty owns interests are engaged in, among other things, (i) interactive commerce via the Internet, television and telephone, (ii) domestic cable and satellite broadband services, and (iii) wireless domestic telephony and other technology ventures. Prior to June 7, 2004, Liberty was also engaged in international programming and broadband distribution of video, voice and data. See note 4. Liberty, through its affiliated companies, operates in the United States, Europe and Asia.

        The accompanying interim condensed consolidated financial statements are unaudited but, in the opinion of management, reflect all adjustments (consisting of normal recurring accruals) necessary for a fair presentation of the results for such periods. The results of operations for any interim period are not necessarily indicative of results for the full year. These condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto contained in Liberty's Annual Report on Form 10-K for the year ended December 31, 2003.

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America ("GAAP") requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Liberty considers the fair value of its derivative instruments and its assessment of nontemporary declines in fair value of its investments to be its most significant estimates.

        Liberty holds a significant number of investments that are accounted for using the equity method. Liberty does not control the decision making process or business management practices of these affiliates. Accordingly, Liberty relies on management of these affiliates and their independent accountants to provide it with accurate financial information prepared in accordance with GAAP that Liberty uses in the application of the equity method. The Company is not aware, however, of any errors in or possible misstatements of the financial information provided by its equity affiliates that would have a material effect on Liberty's condensed consolidated financial statements.

        Certain prior period amounts have been reclassified for comparability with the 2004 presentation.

(2)     EARNINGS (LOSS) PER COMMON SHARE

        Basic earnings (loss) per common share is computed by dividing net earnings (loss) by the weighted average number of common shares outstanding for the period. Diluted

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES earnings (loss) per common share presents the dilutive effect on a per share basis of potential common shares as if they had been converted at the beginning of the periodspresented. Excluded from diluted earnings per share for the three months ended March 31, 2004, are 84 million potential common shares because their inclusion would be anti-dilutive.

(3)     ACQUISITIONS

        ACQUISITION OF CONTROLLING INTEREST IN QVC, INC. ("QVC")

        On September 17, 2003, Liberty completed its acquisition of Comcast Corporation's ("Comcast") approximate 56.5% ownership interest in QVC for an aggregate purchase price of approximately $7.9 billion. QVC markets and sells a wide variety of consumer products in the U.S. and several foreign countries primarily by means of televised shopping programs on the QVC networks and via the Internet through its domestic and international websites. Prior to the closing, Liberty owned approximately 41.7% of QVC. Subsequent to the closing, Liberty owned approximately 98% of QVC's outstanding shares, and the remaining shares of QVC were held by members of QVC management.

        Liberty's purchase price for QVC was comprised of 217.7 million shares of Liberty's Series A common stock valued, for accounting purposes, at $2,555 million, Floating Rate Senior Notes due 2006 in an aggregate principal amount of $4,000 million (the "Floating Rate Notes") and approximately $1,358 million in cash (including acquisition costs). The foregoing value of the Series A common stock issued was based on the average closing price for such stock for the five days surrounding July 3, 2003, which was the date that Liberty announced that it had reached an agreement with Comcast to acquire Comcast's interest in QVC. Substantially all of the cash component of the purchase price was funded with the proceeds from the Company's issuance of its 3.50% Senior Notes due 2006 in the aggregate principal amount of $1.35 billion.

        Subsequent to the closing, QVC is a consolidated subsidiary of Liberty. For financial reporting purposes, the acquisition is deemed to have occurred on September 1, 2003, and since that date QVC's results of operations have been consolidated with Liberty's. Prior to its acquisition of Comcast's interest, Liberty accounted for its investment in QVC using the equity method of accounting. Liberty has recorded the acquisition of QVC as a step acquisition, and accordingly, QVC's assets and liabilities have been recorded at amounts equal to (1) 56.5% of estimated fair value at the date of acquisition plus (2) 43.5% of historical cost. The $2,048 million excess of the purchase price over the estimated fair value of 56.5% of QVC's assets and liabilities combined with Liberty's historical equity method goodwill of $1,848 million has been recorded as goodwill in the accompanying condensed consolidated balance sheet. The excess of the purchase price for Comcast's interest in QVC over the estimated fair value of QVC's assets and liabilities is attributable to the following: (i) QVC's position as a market leader in its industry, (ii) QVC's ability to generate significant cash from operations and Liberty's ability to obtain access to such cash, and (iii) QVC's perceived significant international growth opportunities.

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

        PRO FORMA FINANCIAL INFORMATION

        The following unaudited pro forma information for Liberty and its consolidated subsidiaries for the three months ended March 31, 2003 was prepared assuming the acquisition of QVC occurred on January 1, 2003. These pro forma amounts are not necessarily indicative of operating results that would have occurred if the QVC acquisition had occurred on January 1, 2003 (amounts in millions, except per share amounts).

              Revenue                                            $     1,542
              Earnings from continuing operations                $       136
              Net earnings                                       $       143
              Earnings per common share                          $       .05

(4)     SPIN OFF OF INTERNATIONAL GROUP

        On June 7, 2004 (the "Spin Off Date"), Liberty completed the spin off (the "Spin Off") of its wholly-owned subsidiary, Liberty Media International, Inc. ("Liberty Media International"), to its shareholders. Substantially all of the assets and businesses of Liberty Media International were attributed to Liberty's International Group segment. In connection with the Spin Off, holders of Liberty common stock on June 1, 2004 (the "Record Date") received 0.05 of a share of Liberty Media International Series A common stock for each share of Liberty Series A common stock owned at 5:00 pm New York City time on the Record Date and 0.05 of a share of Liberty Media International Series B common stock for each share of Liberty Series B common stock owned at 5:00 pm New York City time on the Record Date. The Spin Off is intended to qualify as a tax-free spin off. For accounting purposes, the Spin Off is deemed to have occurred on June 1, 2004, and no gain or loss was recognized by Liberty in connection with the Spin Off.

        The condensed consolidated financial statements and accompanying notes of Liberty have been revised to reflect Liberty Media International as a discontinued operation. Accordingly, the assets and liabilities, revenue, costs and expenses, and cash flows of Liberty Media International have been excluded from the respective captions in the accompanying condensed consolidated balance sheets, condensed consolidated statements of operations, condensed consolidated statements of comprehensive earnings (loss) and condensed consolidated statements of cash flows and have been

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES reported separately in such condensed consolidated financial statements. Summarized combined financial information for Liberty Media International, including the accounts of UnitedGlobalCom, Inc., which became a consolidated subsidiary effective January 1, 2004, is as follows:

        COMBINED BALANCE SHEETS

                                                                       March 31,       December 31,
                                                                         2004              2003
                                                                     ------------      ------------
                                                                           amounts in millions
        Cash                                                         $      1,287                13
        Current assets                                                        339                18
        Equity investments                                                  1,971             1,741
        Cost investments                                                      687               450
        Property and equipment, net                                         3,245                98
        Goodwill and franchise costs                                        2,607               689
        Deferred tax assets                                                    --               458
        Other assets                                                          609                84
                                                                     ------------      ------------
          Total assets                                               $     10,745             3,551
                                                                     ============      ============

        Current liabilities                                          $      1,190                83
        Long term debt                                                      3,637                42
        Deferred income tax liabilities                                       339                --
        Other liabilities                                                     307                 8
        Minority interests                                                  1,103                --
        Equity                                                              4,169             3,418
                                                                     ------------      ------------
          Total liabilities and equity                               $     10,745             3,551
                                                                     ============      ============

        COMBINED STATEMENTS OF OPERATIONS

                                                                      Three months ended March 31,
                                                                     ------------------------------
                                                                         2004              2003
                                                                     ------------      ------------
                                                                           amounts in millions
        Revenue                                                      $        576                25

        Operating, selling, general and administrative expenses              (439)              (19)
        Depreciation and amortization                                        (221)               (4)
                                                                     ------------      ------------

          Operating income (loss)                                             (84)                2

        Other income (expense)                                                (59)               13
        Minority interests                                                     69                --
        Income tax expense                                                    (10)               (8)
                                                                     ------------      ------------

          Net earnings (loss)                                        $        (84)                7
                                                                     ============      ============

        In addition to the foregoing discontinued operations, Liberty also contributed certain monetary assets to Liberty Media International in connection with the Spin Off and agreed to make loans to Liberty Media International pursuant to a short-term credit facility. These monetary assets consisted of $50 million in cash, 5 million American Depository Shares for preferred, limited voting ordinary shares of The News Corporation Limited ("News Corp.") and related derivatives, and a 99.9% economic interest in 345,000 shares of preferred stock of ABC Family Worldwide, Inc. The short-term credit facility provides for loans through December 31, 2004 in the aggregate principal amount of $383 million. The loans will bear interest at 6% per annum, compounded semi-annually. Principal and accrued interest are due and payable on March 31, 2005.

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

(5)     INVESTMENTS IN AVAILABLE-FOR-SALE SECURITIES AND OTHER COST INVESTMENTS

        Investments in available-for-sale securities and other cost investments are summarized as follows:

                                                                      March 31,        December 31,
                                                                         2004              2003
                                                                     ------------      ------------
                                                                           amounts in millions
        News Corp. (1)                                               $      8,410             7,633
        Time Warner Inc.                                                    2,886             3,080
        InterActiveCorp                                                     4,379             4,697
        Sprint Corporation                                                  1,789             1,134
        Motorola, Inc. (2)                                                  1,343             1,068
        Viacom, Inc.                                                          595               674
        Other available-for-sale equity securities                            393               382
        Other available-for-sale debt securities (3)                        1,020               918
        Other cost investments and related receivables                        161               178
                                                                     ------------      ------------
                                                                           20,976            19,764
          Less short-term investments                                         (71)             (265)
                                                                     ------------      ------------
                                                                     $     20,905            19,499
                                                                     ============      ============

        ----------
        (1) Certain of Liberty's News Corp. ADSs were contributed to Liberty Media International on the Spin Off Date. See note 4.

        (2) Includes $669 million and $533 million of shares pledged as collateral for share borrowing arrangements at March 31, 2004 and December 31, 2003, respectively.

        (3) At March 31, 2004, other available-for-sale debt securities include $599 million of investments in certain third-party marketable debt securities held by Liberty parent and $22 million of such securities held by Liberty subsidiaries. At December 31, 2003, such investments aggregated $493 million and $26 million, respectively.

        Management estimates that the aggregate fair market value of all of its other cost investments approximated $470 million and $405 million at March 31, 2004 and December 31, 2003, respectively. Management calculates market values of its other cost investments using a variety of approaches including multiple of cash flow, discounted cash flow model, per subscriber value, or a value of comparable public or private businesses. No independent appraisals were conducted for those cost investments.

        UNREALIZED HOLDING GAINS AND LOSSES

        Unrealized holding gains and losses related to investments in available-for-sale securities that are included in accumulated other comprehensive earnings are summarized below.

                                                                      March 31, 2004               December 31, 2003
                                                               -----------------------------   -------------------------
                                                                  Equity           Debt          Equity          Debt
                                                                securities      securities     securities     securities
                                                               ------------    ------------   ------------   ------------
                                                                                   amounts in millions
        Gross unrealized holding gains                         $      6,304               2          5,779              1
        Gross unrealized holding losses                        $        (77)             --             --             --

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

(6)     INTANGIBLE ASSETS

        GOODWILL

        Changes in the carrying amount of goodwill for the three months ended March 31, 2004 are as follows:

                                                                                   Starz
                                                                                  Encore
                                                                    QVC          Group LLC        Other          Total
                                                                    ---          ---------        -----          -----
                                                                                   amounts in millions
        Balance at January 1, 2004                             $      3,889           1,383          3,639          8,911
          Acquisitions                                                   51              --             17             68
          Foreign currency translation                                   (1)             --             --             (1)
          Other                                                          --              --            (10)           (10)
                                                               ------------    ------------   ------------   ------------
        Balance at March 31, 2004                              $      3,939           1,383          3,646          8,968
                                                               ============    ============   ============   ============

        AMORTIZABLE INTANGIBLE ASSETS

        Amortization of intangible assets with finite useful lives was $124 million and $50 million for the three months ended March 31, 2004 and 2003, respectively. Based on its current amortizable intangible assets, Liberty expects that amortization expense will be as follows for the next five years (amounts in millions):

                    Remainder of 2004                   $   342
                    2005                                $   462
                    2006                                $   419
                    2007                                $   389
                    2008                                $   380

(7)     DERIVATIVE INSTRUMENTS

        The Company's derivative instruments are summarized as follows:

                       Type of                                         March 31,       December 31,
                     derivative                                          2004              2003
        -----------------------------------                          ------------      ------------
                                                                          amounts in millions
        ASSETS
          Equity collars                                             $      3,139             3,358
          Put spread collars                                                  289               331
          Other                                                               123               101
                                                                     ------------      ------------
            Subtotal                                                        3,551             3,790
          Less current portion                                               (517)             (543)
                                                                     ------------      ------------
                                                                     $      3,034             3,247
                                                                     ============      ============

        LIABILITIES
          Exchangeable debenture call option obligations             $        926               990
          Put options                                                         823               772
          Equity collars                                                      194               293
          Borrowed shares                                                     669               533
          Other                                                                27                22
                                                                     ------------      ------------
            Subtotal                                                        2,639             2,610
          Less current portion                                             (1,013)             (854)
                                                                     ------------      ------------
                                                                     $      1,626             1,756
                                                                     ============      ============

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

        REALIZED AND UNREALIZED GAINS (LOSSES) ON FINANCIAL INSTRUMENTS

        Realized and unrealized gains (losses) on financial instruments during the three months ended March 31, 2004 and 2003 are comprised of the following:

                                                                           Three months ended
                                                                                 March 31,
                                                                     ------------------------------
                                                                         2004              2003
                                                                     ------------      ------------
                                                                          amounts in millions
               Change in fair value of exchangeable debenture
                  call option features                               $         64                89
               Change in fair value of derivatives related to
                  available-for-sale securities                              (298)               90
               Change in fair value of other derivatives                       25                 4
                                                                     ------------      ------------

                  Total realized and unrealized gains (losses), net  $       (209)              183
                                                                     ============      ============

(8)     LONG-TERM DEBT

        Debt is summarized as follows:

                                                                       March 31,       December 31,
                                                                         2004              2003
                                                                     ------------      ------------
                                                                           amounts in millions
               Parent company debt:
                  Senior notes                                       $      5,628             5,627
                  Senior debentures                                         1,487             1,487
                  Senior exchangeable debentures                            2,247             2,227
                                                                     ------------      ------------
                                                                            9,362             9,341
                                                                     ------------      ------------

               Subsidiary debt                                                194               204
                                                                     ------------      ------------

                  Total debt                                                9,556             9,545
               Less current maturities                                        (96)             (104)
                                                                     ------------      ------------
                  Total long-term debt                               $      9,460             9,441
                                                                     ============      ============

        SUBSIDIARY DEBT

        At March 31, 2004, Starz Encore had no amounts outstanding and $325 million in unused availability under its bank credit facility. The bank credit facility contains restrictive covenants which require, among other things, the maintenance of certain financial ratios, and include limitations on indebtedness, liens, encumbrances, acquisitions, dispositions, guarantees and dividends. Additionally, the bank credit facility requires the payment of fees of .2% per annum on the average unborrowed portion of the total commitment. Such fees were not significant for the three months ended March 31, 2004 and 2003. Starz Encore's ability to borrow the unused capacity noted above is dependent on its continuing compliance with these covenants at the time of, and after giving effect to, a requested borrowing.

        At March 31, 2004, the subsidiary of Liberty that operates the DMX Music service was not in compliance with three covenants contained in its bank loan agreement. The subsidiary and the participating banks have entered into a forbearance agreement whereby the banks have agreed to forbear from exercising certain default-related remedies against the subsidiary. The forbearance agreement originally expired on March 31, 2004, but has been extended until June 15, 2004. The outstanding balance

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES of the subsidiary's bank facility was $89 million at March 31, 2004, all of which is included in current portion of debt.

        Also included in other subsidiary debt is $80 million of capitalized transponder lease obligations.

        FAIR VALUE OF DEBT

        Liberty estimates the fair value of its debt based on the quoted market prices for the same or similar issues or on the current rate offered to Liberty for debt of the same remaining maturities. The fair value of Liberty's publicly traded debt securities at March 31, 2004 is as follows (amounts in millions):

               Fixed rate senior notes                                        $    3,414
               Floating Rate Notes                                            $    2,503
               Senior debentures                                              $    1,851
               Senior exchangeable debentures, including call
                  option obligation                                           $    4,356

        Liberty believes that the carrying amount of its subsidiary debt approximated fair value at March 31, 2004.

        A reconciliation of the carrying value of the Company's debt to the face amount at maturity is as follows (amounts in millions):

               Carrying value at March 31, 2004                               $    9,556
               Add:
                  Unamortized issue discount on senior notes and debentures           23
                  Unamortized discount attributable to call option feature
                     of exchangeable debentures                                    2,391
                                                                              ----------
                       Face amount at maturity                                $   11,970
                                                                              ==========

(9)     STOCKHOLDERS' EQUITY

        SHARES RESERVED FOR ISSUANCE

        As of March 31, 2004, there were 55.8 million shares of Liberty Series A common stock and 28.2 million shares of Liberty Series B common stock reserved for issuance under exercise privileges of outstanding stock options and warrants.

        PURCHASES OF COMMON STOCK

        During the three months ended March 31, 2004, the Company acquired approximately 96.0 million shares of its Series B common stock from the estate and family of the late founder of Liberty's former parent in exchange for approximately 105.4 million shares of Liberty Series A common stock. Ten million of the acquired Series B shares have been accounted for as treasury stock in the accompanying condensed consolidated balance sheet, and the remaining Series B shares have been retired.

(10)    STOCK BASED COMPENSATION

        The Company has granted to certain of its employees options, stock appreciation rights ("SARs") and options with tandem SARs to purchase shares of Liberty Series A and Series B common stock. The Company accounts for these grants pursuant to the

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES recognition and measurement provisions of Accounting Principles Board Opinion No. 25, "ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES" ("APB Opinion No. 25"). The Company's options and options with tandem SARs are accounted for as variable plan awards, and compensation is recognized based upon the percentage of the options that are vested and the difference between the market price of the underlying common stock and the exercise price of the options at the balance sheet date. The following table illustrates the effect on net income and earnings per share if the Company had applied the fair value recognition provisions of Statement of Financial Accounting Standards No. 123, "ACCOUNTING FOR STOCK-BASED COMPENSATION," ("Statement 123") to its options. Compensation expense for options with tandem SARs is the same under APB Opinion No. 25 and Statement 123.

                                                                           Three months ended
                                                                                March 31,
                                                                     ------------------------------
                                                                         2004              2003
                                                                     ------------      ------------
                                                                          amounts in millions,
                                                                        except per share amounts
        Earnings from continuing operations                          $         74               125
          Add stock compensation as determined under the intrinsic
            value method, net of taxes                                          2                --
          Deduct stock compensation as determined under the fair
            value method, net of taxes                                        (13)              (11)
                                                                     ------------      ------------

        Pro forma earnings from continuing operations                $         63               114
                                                                     ============      ============

        Basic and diluted earnings from continuing
          operations per share:
          As reported                                                $        .03               .05
          Pro forma                                                  $        .02               .04

(11)    COMMITMENTS AND CONTINGENCIES

        FILM RIGHTS

        Starz Encore Group LLC ("Starz Encore"), a wholly-owned subsidiary of Liberty, provides premium video programming distributed by cable operators, direct-to-home satellite providers and other distributors throughout the United States. Starz Encore has entered into agreements with a number of motion picture producers which obligate Starz Encore to pay fees for the rights to exhibit certain films that are released by these producers. The unpaid balance under agreements for film rights related to films that were available at March 31, 2004 is reflected as a liability in the accompanying condensed consolidated balance sheet. The balance due as of March 31, 2004 is payable as follows: $196 million in 2004 and $58 million in 2005.

        Starz Encore has also contracted to pay fees for the rights to exhibit films that have been released theatrically, but are not available for exhibition by Starz Encore until some future date. These amounts have not been accrued at March 31, 2004. Starz Encore's estimate of amounts payable under these agreements is as follows: $408 million in 2004; $354 million in 2005; $146 million in 2006; $112 million in 2007; $107 million in 2008; and $233 million thereafter.

        Starz Encore is also obligated to pay fees for films that are released by certain producers through 2010 when these films meet certain criteria described in the studio output agreements. The actual contractual amount to be paid under these agreements is not

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES known at this time. However, such amounts are expected to be significant. Starz Encore's total film rights expense aggregated $127 million and $94 million for the three months ended March 31, 2004 and 2003, respectively.

        In addition to the foregoing contractual film obligations, two motion picture studios that have output contracts with Starz Encore through 2006 and 2010, respectively, have the right to extend their contracts for an additional three years. If the first studio elects to extend its contract, Starz Encore would be required to pay the studio $60 million within five days of the studio's notice to extend. The studio is required to exercise its option by December 31, 2004. Subsequent to March 31, 2004, the studio exercised its option, and Starz Encore made the $60 million payment. If the second studio elects to extend its contract, Starz Encore would be required to pay the studio a total of $190 million in four annual installments of $47.5 million. The studio is required to exercise this option by December 31, 2007. If made, Starz Encore's payments to the studios would be amortized ratably over the term of the respective output agreement extension.

        GUARANTEES

        Liberty guarantees Starz Encore's obligations under certain of its studio output agreements. At March 31, 2004, Liberty's guarantee for obligations for films released by such date aggregated $857 million. While the guarantee amount for films not yet released is not determinable, such amount is expected to be significant. As noted above Starz Encore has recognized the liability for a portion of its obligations under the output agreements. As this represents a commitment of Starz Encore, a consolidated subsidiary of Liberty, Liberty has not recorded a separate liability for its guarantee of these obligations.

        At March 31, 2004, Liberty has guaranteed Y 14.4 billion ($138 million) of the bank debt of Jupiter Telecommunications, Co., Ltd. ("J-COM"), an equity affiliate that provides broadband services in Japan. Liberty's guarantees expire as the underlying debt matures. The debt maturity dates range from 2004 to 2018. In addition, Liberty has agreed to fund up to an additional Y 10 billion ($96 million at March 31, 2004) to J-COM in the event J-COM's cash flow (as defined in its bank loan agreement) does not meet certain targets. In the event J-COM meets certain performance criteria, this commitment expires on September 30, 2004. In connection with the Spin Off, Liberty Media International has agreed to indemnify Liberty for any amounts Liberty is required to fund under these arrangements.

        In connection with agreements for the sale of certain assets, Liberty typically retains liabilities that relate to events occurring prior to its sale, such as tax, environmental, litigation and employment matters. Liberty generally indemnifies the purchaser in the event that a third party asserts a claim against the purchaser that relates to a liability retained by Liberty. These types of indemnification guarantees typically extend for a number of years. Liberty is unable to estimate the maximum potential liability for these types of indemnification guarantees as the sale agreements typically do not specify a maximum amount and the amounts are dependent upon the outcome of future contingent events, the nature and likelihood of which cannot be determined at this time. Historically, Liberty has not made any significant indemnification payments under such agreements and no amount has been accrued in the accompanying condensed consolidated financial statements with respect to these indemnification guarantees.

        OPERATING LEASES

        Liberty leases business offices, has entered into pole rental and transponder lease agreements and uses certain equipment under lease arrangements.

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

        LITIGATION

        Liberty has contingent liabilities related to legal and tax proceedings and other matters arising in the ordinary course of business. Although it is reasonably possible Liberty may incur losses upon conclusion of such matters, an estimate of any loss or range of loss cannot be made. In the opinion of management, it is expected that amounts, if any, which may be required to satisfy such contingencies will not be material in relation to the accompanying condensed consolidated financial statements.

(12)    OPERATING SEGMENTS

        Liberty is a holding company, which through its ownership of interests in subsidiaries and other companies, is primarily engaged in the electronic retailing, media, communications and entertainment industries. Each of these businesses is separately managed. Liberty organized its businesses into four Groups based upon each businesses' services or products: Interactive Group, International Group, Networks Group and Corporate and Other. Liberty's chief operating decision maker and management team review the combined results of operations of each of these Groups (including consolidated subsidiaries and equity method affiliates), as well as the results of operations of each individual business in each Group. Substantially all of the businesses and assets attributed to the International Group were contributed to Liberty Media International and included in the Spin Off.

        Liberty identifies its reportable segments as (A) those consolidated subsidiaries that (1) represent 10% or more of its consolidated revenue, earnings before income taxes or total assets or (2) are significant to an evaluation of the performance of a Group; and (B) those equity method affiliates (1) whose share of earnings represent 10% or more of Liberty's pre-tax earnings or (2) are significant to an evaluation of the performance of a Group. The segment presentation for prior periods has been conformed to the current period segment presentation. Liberty evaluates performance and makes decisions about allocating resources to its Groups and operating segments based on financial measures such as revenue, operating cash flow, gross margin, and revenue or sales per customer equivalent. In addition, Liberty reviews non-financial measures such as average prime time rating, prime time audience delivery, subscriber growth and penetration, as appropriate.

        Liberty defines operating cash flow as revenue less cost of sales, operating expenses, and selling, general and administrative expenses (excluding stock compensation). Liberty believes this is an important indicator of the operational strength and performance of its businesses, including the ability to service debt and fund capital expenditures. In addition, this measure allows management to view operating results and perform analytical comparisons and benchmarking between businesses and identify strategies to improve performance. This measure of performance excludes depreciation and amortization, stock compensation and restructuring and impairment charges that are included in the measurement of operating income pursuant to GAAP. Accordingly, operating cash flow should be considered in addition to, but not as a substitute for, operating income, net income, cash flow provided by operating activities and other measures of financial performance prepared in accordance with GAAP. Liberty generally accounts for intersegment sales and transfers as if the sales or transfers were to third parties, that is, at current prices.

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

        For the three months ended March 31, 2004, Liberty has identified the following consolidated subsidiaries and equity method affiliates as its reportable segments:

        INTERACTIVE GROUP

        - QVC--consolidated subsidiary that markets and sells a wide variety of consumer products in the U.S. and several foreign countries, primarily by means of televised shopping programs on the QVC networks and via the Internet through its domestic and international websites.

        - Ascent Media Group ("Ascent Media")--consolidated subsidiary that provides sound, video and ancillary post-production and distribution services to the motion picture and television industries in the United States, Europe and Asia.

        NETWORKS GROUP

        - Starz Encore--consolidated subsidiary that provides premium programming distributed by cable operators, direct-to-home satellite providers and other distributors throughout the United States.

        - Discovery Communications, Inc. ("Discovery")--50% owned equity method affiliate that provides original and purchased cable television programming in the U.S. and over 150 other countries.

        - Courtroom Television Network, LLC ("Court TV")--50% owned equity method affiliate that operates a basic cable network that provides informative and entertaining programming based on the American legal system.

        - Game Show Network, LLC ("GSN")--50% owned equity method affiliate that operates a basic cable network dedicated to the world of games, game playing and game shows.

        Liberty's reportable segments are strategic business units that offer different products and services. They are managed separately because each segment requires different technologies, distribution channels and marketing strategies. The accounting policies of the segments that are also consolidated subsidiaries are the same as those described in the summary of significant policies.

        The amounts presented in the table below represent 100% of each business' revenue and operating cash flow. These amounts are combined on an unconsolidated basis and are then adjusted to remove the effects of the equity method investments to arrive at the consolidated balances for each group. This presentation is designed to reflect the manner in which management reviews the operating performance of individual businesses within each group regardless of whether the investment is accounted for as a consolidated subsidiary or an equity investment. It should be noted, however, that this presentation is not in accordance with GAAP since the results of equity method investments are required to be reported on a net basis. Further, Liberty could not,

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES among other things, cause any noncontrolled affiliate to distribute to Liberty its proportionate share of the revenue or operating cash flow of such affiliate.

PERFORMANCE MEASURES

                                                                               Three months ended March 31,
                                                               ----------------------------------------------------------
                                                                           2004                          2003
                                                               ----------------------------   ---------------------------
                                                                                 Operating                     Operating
                                                                                   cash                          cash
                                                                 Revenue           Flow         Revenue          Flow
                                                               ------------    ------------   ------------   ------------
                                                                                   amounts in millions
INTERACTIVE GROUP
QVC                                                            $      1,283             270          1,062            211
Ascent Media                                                            146              22            123             19
Other consolidated subsidiaries                                          74              11             71              3
                                                               ------------    ------------   ------------   ------------
  Combined Interactive Group                                          1,503             303          1,256            233
Eliminate equity method affiliates                                       --              --         (1,062)          (211)
                                                               ------------    ------------   ------------   ------------
  Consolidated Interactive Group                                      1,503             303            194             22
                                                               ------------    ------------   ------------   ------------

NETWORKS GROUP
Starz Encore                                                            232              69            229            107
Discovery                                                               527             137            427            100
Court TV                                                                 52               9             46             14
GSN                                                                      21               2             18              1
Other consolidated subsidiaries                                          50               2             48              4
                                                               ------------    ------------   ------------   ------------
  Combined Networks Group                                               882             219            768            226
Eliminate equity method affiliates                                     (600)           (148)          (491)          (115)
                                                               ------------    ------------   ------------   ------------
  Consolidated Networks Group                                           282              71            277            111
                                                               ------------    ------------   ------------   ------------

Corporate and Other                                                      10             (19)             9            (20)
                                                               ------------    ------------   ------------   ------------

Consolidated Liberty                                           $      1,795             355            480            113
                                                               ============    ============   ============   ============

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

BALANCE SHEET INFORMATION

                                                                      March 31, 2004              December 31, 2003
                                                               ----------------------------   ---------------------------
                                                                                Investments                   Investments
                                                                  Total             in           Total            in
                                                                  Assets        Affiliates       Assets       Affiliates
                                                               ------------    ------------   ------------   ------------
                                                                                   amounts in millions
INTERACTIVE GROUP
QVC                                                            $     13,409              71         13,806             77
Ascent Media                                                            803               4            741              4
Other consolidated subsidiaries                                         397              --            415             --
                                                               ------------    ------------   ------------   ------------
  Consolidated Interactive Group                                     14,609              75         14,962             81
                                                               ------------    ------------   ------------   ------------

NETWORKS GROUP
Starz Encore                                                          2,781              50          2,745             50
Discovery                                                             3,150              63          3,143             80
Court TV                                                                236              --            272             --
GSN                                                                     101              --            101             --
Other consolidated subsidiaries                                         222               1            228              1
                                                               ------------    ------------   ------------   ------------
  Combined Networks Group                                             6,490             114          6,489            131
Eliminate equity method affiliates                                   (3,487)            (63)        (3,516)           (80)
                                                               ------------    ------------   ------------   ------------
  Consolidated Networks Group                                         3,003              51          2,973             51
                                                               ------------    ------------   ------------   ------------

Corporate and Other                                                  32,894           3,503         32,763          3,482
                                                               ------------    ------------   ------------   ------------

Discontinued operations                                              10,745              --          3,551             --
                                                               ------------    ------------   ------------   ------------

Consolidated Liberty                                           $     61,251           3,629         54,249          3,614
                                                               ============    ============   ============   ============

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

The following table provides a reconciliation of consolidated segment operating cash flow to earnings from continuing operations before income taxes and minority interests:

                                                                          Three months ended
                                                                                March 31,
                                                                     ------------------------------
                                                                         2004              2003
                                                                     ------------      ------------
                                                                           amounts in millions
        Consolidated segment operating cash flow                     $        355               113
        Stock compensation                                                     (1)              (10)
        Depreciation and amortization                                        (185)              (95)
        Interest expense                                                     (151)              (99)
        Share of earnings of affiliates                                         7                34
        Gains on dispositions of assets, net                                  218                66
        Realized and unrealized gains (losses) on
          financial instruments, net                                         (209)              183
        Other, net                                                            106                 1
                                                                     ------------      ------------
        Earnings from continuing operations before
          income taxes and minority interests                        $        140               193
                                                                     ============      ============

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
Liberty Media Corporation:


We have audited the accompanying consolidated balance sheets of Liberty Media Corporation and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of operations, comprehensive earnings (loss), stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2003. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Liberty Media Corporation and subsidiaries as of December 31, 2003 and 2002, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

As discussed in note 2 to the consolidated financial statements, the Company changed its method of accounting for intangible assets in 2002 and for derivative financial instruments in 2001.


                                               KPMG LLP

Denver, Colorado
March 12, 2004, except for
   note 5, which is as of
   June 7, 2004

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                           December 31, 2003 and 2002

                                                                         2003              2002
                                                                     ------------      ------------
                                                                           amounts in millions
Assets
Current assets:
     Cash and cash equivalents                                       $      3,050             2,164
     Short-term investments (note 7)                                          265               107
     Trade and other receivables, net                                       1,085               348
     Inventory, net                                                           588                --
     Prepaid expenses and program rights                                      531               354
     Derivative instruments (note 8)                                          543             1,165
     Deferred income tax assets (note 11)                                      34               286
     Other current assets                                                      70                55
                                                                     ------------      ------------

         Total current assets                                               6,166             4,479
                                                                     ------------      ------------

Investments in available-for-sale securities and other cost
     investments (note 7)                                                  19,499            14,181

Long-term derivative instruments (note 8)                                   3,247             4,379

Investments in affiliates, accounted for using the equity method,
     and related receivables (note 6)                                       3,614             6,244

Property and equipment, at cost                                             1,948             1,105
Accumulated depreciation                                                     (538)             (279)
                                                                     ------------      ------------
                                                                            1,410               826
                                                                     ------------      ------------
Intangible assets not subject to amortization (notes 2 and 4):
     Goodwill                                                               8,911             6,286
     Trademarks                                                             2,385                --
                                                                     ------------      ------------
                                                                           11,296             6,286
                                                                     ------------      ------------

Intangible assets subject to amortization (note 4)                          5,666             1,238
Accumulated amortization                                                     (732)             (631)
                                                                     ------------      ------------
                                                                            4,934               607
                                                                     ------------      ------------

Other assets, at cost, net of accumulated amortization                        532               521
Assets of discontinued operations (note 5)                                  3,551             2,801
                                                                     ------------      ------------

         Total assets                                                $     54,249            40,324
                                                                     ============      ============

                                                                     (continued)

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                           December 31, 2003 and 2002

                                                                         2003              2002
                                                                     ------------      ------------
                                                                          amounts in millions
Liabilities and Stockholders' Equity
Current liabilities:
     Accounts payable                                                $        410               111
     Accrued interest payable                                                 152               125
     Other accrued liabilities                                                921               295
     Accrued stock compensation (note 14)                                     190               648
     Program rights payable                                                   177               128
     Derivative instruments (note 8)                                          854                16
     Current portion of debt (note 10)                                        104               633
                                                                     ------------      ------------
         Total current liabilities                                          2,808             1,956
                                                                     ------------      ------------

Long-term debt (note 10)                                                    9,441             4,302
Long-term derivative instruments (note 8)                                   1,756             1,465
Deferred income tax liabilities (note 11)                                  10,686             7,390
Other liabilities                                                             290               186
Liabilities of discontinued operations (note 5)                               133                92
                                                                     ------------      ------------
         Total liabilities                                                 25,114            15,391
                                                                     ------------      ------------

Minority interests in equity of subsidiaries                                  293               219
Obligation to redeem common stock (note 12)                                    --                32

Stockholders' equity (note 12):
     Preferred stock, $.01 par value. Authorized 50,000,000
        shares; no shares issued and outstanding                               --                --
     Series A common stock $.01 par value. Authorized
        4,000,000,000 shares; issued and outstanding 2,669,835,166 shares at December 31, 2003 and 2,476,953,566 shares at
        December 31, 2002                                                      27                25
     Series B common stock $.01 par value. Authorized 400,000,000 shares; issued and outstanding 217,100,515 shares at
        December 31, 2003 and 212,044,128 shares at December 31,
        2002                                                                    2                 2
     Additional paid-in capital                                            39,001            36,498
     Accumulated other comprehensive earnings, net of taxes
        ("AOCE") (note 16)                                                  3,247               486
     AOCE from discontinued operations                                        (46)             (260)
     Unearned compensation (note 14)                                          (98)               --
     Accumulated deficit                                                  (13,291)          (12,069)
                                                                     ------------      ------------
         Total stockholders' equity                                        28,842            24,682
                                                                     ------------      ------------

Commitments and contingencies (note 18)
         Total liabilities and stockholders' equity                  $     54,249            40,324
                                                                     ============      ============

See accompanying notes to consolidated financial statements.

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                  Years ended December 31, 2003, 2002 and 2001

                                                                                   2003           2002           2001
                                                                               ------------   ------------   ------------
                                                                                           amounts in millions,
                                                                                         except per share amounts
Revenue:
     Net sales from electronic retailing                                       $      1,973             --             --
     Programming and other services                                                   1,946          1,980          1,919
                                                                               ------------   ------------   ------------
                                                                                      3,919          1,980          1,919
                                                                               ------------   ------------   ------------
Operating costs and expenses:
     Cost of sales--electronic retailing services                                     1,258             --             --
     Operating                                                                        1,248          1,033          1,040
     Selling, general and administrative ("SG&A")                                       600            541            535
     Stock compensation--SG&A (note 14)                                                 (88)           (46)           126
     Depreciation                                                                       210            180            195
     Amortization                                                                       284            191            731
     Impairment of long-lived assets (note 2)                                         1,362            229            314
                                                                               ------------   ------------   ------------
                                                                                      4,874          2,128          2,941
                                                                               ------------   ------------   ------------

         Operating loss                                                                (955)          (148)        (1,022)

Other income (expense):
     Interest expense                                                                  (537)          (419)          (503)
     Dividend and interest income                                                       164            183            205
     Share of earnings (losses) of affiliates, net (note 6)                              44            (92)        (4,346)
     Nontemporary declines in fair value of investments
        (note 7)                                                                        (22)        (5,806)        (4,099)
     Realized and unrealized gains (losses) on derivative
        instruments, net (note 8)                                                      (662)         2,139            361
     Gains (losses) on dispositions, net (notes 6 and 7)                              1,125           (537)          (310)
     Other, net                                                                         (56)             5             --
                                                                               ------------   ------------   ------------
                                                                                         56         (4,527)        (8,692)
                                                                               ------------   ------------   ------------

        Loss from continuing operations before income
           taxes and minority interest                                                 (899)        (4,675)        (9,714)

Income tax benefit (expense) (note 11)                                                 (346)         1,524          3,532
Minority interests in losses of subsidiaries                                              2             38            226
                                                                               ------------   ------------   ------------
        Loss from continuing operations before cumulative
          effect of accounting change                                                (1,243)        (3,113)        (5,956)

Earnings (loss) from discontinued operations, net of taxes
     (note 5)                                                                            21           (586)          (792)
Cumulative effect of accounting change, net of taxes (note 2)                            --         (1,631)           545
                                                                               ------------   ------------   ------------
        Net loss                                                               $     (1,222)        (5,330)        (6,203)
                                                                               ============   ============   ============

Loss per common share (note 2):
     Basic and diluted loss from continuing operations                         $       (.45)         (1.20)         (2.30)
     Discontinued operations                                                            .01           (.23)          (.31)
     Cumulative effect of accounting change, net of taxes                                --           (.63)           .21
                                                                               ------------   ------------   ------------
     Basic and diluted net loss                                                $       (.44)         (2.06)         (2.40)
                                                                               ============   ============   ============
Number of common shares outstanding                                                   2,748          2,590          2,588
                                                                               ============   ============   ============

See accompanying notes to consolidated financial statements.

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

            CONSOLIDATED STATEMENTS OF COMPREHENSIVE EARNINGS (LOSS)

                  Years ended December 31, 2003, 2002 and 2001

                                                                                   2003           2002           2001
                                                                               ------------   ------------   ------------
                                                                                          amounts in millions
Net loss                                                                       $     (1,222)        (5,330)        (6,203)
                                                                               ------------   ------------   ------------

Other comprehensive earnings (loss), net of taxes (note 16):
     Foreign currency translation adjustments                                            46             73           (245)
     Unrealized holding gains (losses) arising during the
        period                                                                        3,343         (4,158)          (983)
     Recognition of previously unrealized losses (gains)
        on available-for-sale securities, net                                          (628)         3,598          2,694
     Other comprehensive earnings (loss) from discontinued
        operations (note 5)                                                             214           (127)          (142)
     Cumulative effect of accounting change (note 2)                                     --             --            (87)
                                                                               ------------   ------------   ------------
     Other comprehensive earnings (loss)                                              2,975           (614)         1,237
                                                                               ------------   ------------   ------------

Comprehensive earnings (loss)                                                  $      1,753         (5,944)        (4,966)
                                                                               ============   ============   ============

See accompanying notes to consolidated financial statements.

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                  Years ended December 31, 2003, 2002 and 2001

                                                                            Common stock          Additional
                                                         Preferred   --------------------------     paid-in
                                                           stock       series A      series B       capital         AOCE
                                                        -----------  ------------  ------------  ------------   ------------
                                                                                amounts in millions
Balance at January 1, 2001                              $        --            --            --        35,042           (406)
   Net loss                                                      --            --            --            --             --
   Other comprehensive earnings                                  --            --            --            --          1,379
   Issuance of common stock upon consummation of
      Split Off Transaction (note 9)                             --            24             2           (26)            --
   Contribution from AT&T upon consummation of Split
      Off Transaction (note 9)                                   --            --            --           803             --
   Accrual of amounts due to AT&T for taxes on
      deferred intercompany gains (note 9)                       --            --            --          (115)            --
   Losses in connection with issuances of stock by
      subsidiaries and affiliates, net of taxes                  --            --            --            (8)            --
   Utilization of net operating losses of Liberty by
      AT&T prior to Split Off Transaction (note 9)               --            --            --            (2)            --
   Stock option exercises and issuance of restricted
      stock prior to Split Off Transaction                       --            --            --           302             --
                                                        -----------  ------------  ------------  ------------   ------------
Balance at December 31, 2001                                     --            24             2        35,996            973
   Net loss                                                      --            --            --            --             --
   Other comprehensive loss                                      --            --            --            --           (487)
   Issuance of common stock for acquisitions                     --            --            --           195             --
   Issuance of common stock pursuant to rights
      offering                                                   --             1            --           617             --
   Purchases of Liberty Series A common stock                    --            --            --          (281)            --
   Liberty Series A common stock put options, net of
      cash received (note 12)                                    --            --            --           (29)            --
                                                        -----------  ------------  ------------  ------------   ------------
Balance at December 31, 2002                                     --            25             2        36,498            486
   Net loss                                                      --            --            --            --             --
   Other comprehensive earnings                                  --            --            --            --          2,761
   Issuance of Series A common stock for acquisitions            --             2            --         2,654             --
   Issuance of Series A common stock for cash                    --            --            --           141             --
   Purchases of Liberty Series A common stock                    --            --            --          (437)            --
   Issuance of restricted stock                                  --            --            --           102             --
   Amortization of deferred compensation                         --            --            --            --             --
   Liberty Series A common stock put options, net of
     cash received (note 12)                                     --            --            --            37             --
   Gain in connection with the issuance of stock of
      a subsidiary                                               --            --            --             6             --
                                                        -----------  ------------  ------------  ------------   ------------
Balance at December 31, 2003                            $        --            27             2        39,001          3,247
                                                        ===========  ============  ============  ============   ============

                                                           AOCE
                                                           from                                        Total
                                                       discontinued     Unearned     Accumulated    stockholders'
                                                        operations    compensation     deficit         equity
                                                       ------------   ------------   ------------   -------------
                                                                          amounts in millions
Balance at January 1, 2001                                        9             --           (536)         34,109
   Net loss                                                      --             --         (6,203)         (6,203)
   Other comprehensive earnings                                (142)            --             --           1,237
   Issuance of common stock upon consummation of
      Split Off Transaction (note 9)                             --             --             --              --
   Contribution from AT&T upon consummation of Split
      Off Transaction (note 9)                                   --             --             --             803
   Accrual of amounts due to AT&T for taxes on
      deferred intercompany gains (note 9)                       --             --             --            (115)
   Losses in connection with issuances of stock by
      subsidiaries and affiliates, net of taxes                  --             --             --              (8)
   Utilization of net operating losses of Liberty by
      AT&T prior to Split Off Transaction (note 9)               --             --             --              (2)
   Stock option exercises and issuance of restricted
      stock prior to Split Off Transaction                       --             --             --             302
                                                       ------------   ------------   ------------   -------------
Balance at December 31, 2001                                   (133)            --         (6,739)         30,123
   Net loss                                                      --             --         (5,330)         (5,330)
   Other comprehensive loss                                    (127)            --             --            (614)
   Issuance of common stock for acquisitions                     --             --             --             195
   Issuance of common stock pursuant to rights
      offering                                                   --             --             --             618
   Purchases of Liberty Series A common stock                    --             --             --            (281)
   Liberty Series A common stock put options, net of
      cash received (note 12)                                    --             --             --             (29)
                                                       ------------   ------------   ------------   -------------
Balance at December 31, 2002                                   (260)            --        (12,069)         24,682
   Net loss                                                      --             --         (1,222)         (1,222)
   Other comprehensive earnings                                 214             --             --           2,975
   Issuance of Series A common stock for acquisitions            --             --             --           2,656
   Issuance of Series A common stock for cash                    --             --             --             141
   Purchases of Liberty Series A common stock                    --             --             --            (437)
   Issuance of restricted stock                                  --           (102)            --              --
   Amortization of deferred compensation                         --              4             --               4
   Liberty Series A common stock put options, net of
     cash received (note 12)                                     --             --             --              37
   Gain in connection with the issuance of stock of
      a subsidiary                                               --             --             --               6
                                                       ------------   ------------   ------------   -------------
Balance at December 31, 2003                                    (46)           (98)       (13,291)         28,842
                                                       ============   ============   ============   =============

See accompanying notes to consolidated financial statements.

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                  Years ended December 31, 2003, 2002 and 2001

                                                                                   2003           2002           2001
                                                                               ------------   ------------   ------------
                                                                                          amounts in millions
                                                                                               (see note 3)
Cash flows from operating activities:
     Net loss                                                                  $     (1,222)        (5,330)        (6,203)
     Earnings from discontinued operations                                              (21)           586            792
                                                                               ------------   ------------   ------------
     Net loss from continuing operations                                             (1,243)        (4,744)        (5,411)
     Adjustments to reconcile net loss from continuing operations to net cash provided (used) by operating activities:
        Cumulative effect of accounting change, net of taxes                             --          1,631           (545)
        Depreciation and amortization                                                   494            371            926
        Impairment of long-lived assets                                               1,362            229            314
        Stock compensation                                                              (88)           (46)           126
        Payments of stock compensation                                                 (360)          (117)          (238)
        Share of losses (earnings) of affiliates, net                                   (44)            92          4,346
        Nontemporary decline in fair value of investments                                22          5,806          4,099
        Realized and unrealized losses (gains) on derivative
           instruments, net                                                             662         (2,139)          (361)
        Losses (gains) on disposition of assets, net                                 (1,125)           537            310
        Minority interests in losses of subsidiaries                                     (2)           (38)          (226)
        Deferred income tax expense (benefit)                                           270         (1,529)        (3,230)
        Intergroup tax allocation                                                        --             --           (222)
        Payments from (to) AT&T pursuant to tax sharing agreement                        --            (26)           166
        Other noncash charges                                                           139             39             86
        Changes in operating assets and liabilities, net of the effect of acquisitions and dispositions:
               Receivables                                                             (183)           (29)            30
               Inventory                                                                (14)            --             --
               Prepaid expenses and other current assets                               (149)           (83)          (148)
               Payables and other current liabilities                                   186             37            (15)
                                                                               ------------   ------------   ------------
                 Net cash provided (used) by operating activities                       (73)            (9)             7
                                                                               ------------   ------------   ------------
Cash flows from investing activities:
     Cash proceeds from dispositions                                                  2,449          1,040            471
     Premium proceeds from origination of derivative instruments                        763            521            383
     Proceeds from settlement of derivative instruments                               1,172            410            366
     Investments in and loans to equity affiliates                                      (48)           (67)        (1,008)
     Investments in and loans to cost investees                                      (2,509)          (228)          (230)
     Cash paid for acquisitions, net of cash acquired                                  (711)           (44)          (113)
     Capital expended for property and equipment                                       (155)          (164)          (343)
     Net sales of short term investments                                                162            148            346
     Other investing activities, net                                                    (24)            17             (8)
                                                                               ------------   ------------   ------------
           Net cash provided (used) by investing activities                           1,099          1,633           (136)
                                                                               ------------   ------------   ------------
Cash flows from financing activities:
     Borrowings of debt                                                               3,751            189          1,356
     Proceeds attributed to call option obligations upon issuance of
        senior exchangeable debentures                                                  406             --          1,028
     Repayments of debt                                                              (3,485)          (809)        (1,002)
     Purchases of Liberty Series A common stock                                        (437)          (281)            --
     Proceeds from issuance of common stock                                             141            618             --
     Payment from AT&T related to Split Off Transaction                                  --             --            803
     Cash transfers to related parties                                                   --             --           (157)
     Other financing activities, net                                                    (42)            (2)           (20)
                                                                               ------------   ------------   ------------
           Net cash provided (used) by financing activities                             334           (285)         2,008
                                                                               ------------   ------------   ------------

           Net cash used by discontinued operations                                    (474)        (1,247)        (1,095)
                                                                               ------------   ------------   ------------

               Net increase in cash and cash equivalents                                886             92            784
               Cash and cash equivalents at beginning of year                         2,164          2,072          1,288
                                                                               ------------   ------------   ------------
               Cash and cash equivalents at end of year                        $      3,050          2,164          2,072
                                                                               ============   ============   ============

See accompanying notes to consolidated financial statements.

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                        December 31, 2003, 2002 and 2001

(1)     BASIS OF PRESENTATION

        The accompanying consolidated financial statements include the accounts of Liberty Media Corporation and its controlled subsidiaries ("Liberty" or the "Company," unless the context otherwise requires). All significant intercompany accounts and transactions have been eliminated in consolidation.

        Liberty is a holding company which, through its majority and minority ownership of interests in subsidiaries and other companies, is primarily engaged in (i) electronic retailing, and (ii) the production, acquisition and distribution through all available formats and media of branded entertainment, educational and informational programming and software. In addition, companies in which Liberty owns interests are engaged in, among other things, (i) interactive commerce via the Internet, television and telephone, (ii) domestic cable and satellite broadband distribution services, and (iii) wireless domestic telephony and other technology ventures. Prior to June 7, 2004, Liberty was also engaged in international cable television distribution, telephony and programming. See note 5. Liberty, through its affiliated companies, operates in the United States, Europe and Asia.

(2)     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        CASH AND CASH EQUIVALENTS

        Cash equivalents consist of investments which are readily convertible into cash and have maturities of three months or less at the time of acquisition.

        RECEIVABLES

        Receivables are reflected net of an allowance for doubtful accounts. Such allowance aggregated $95 million and $32 million at December 31, 2003 and 2002, respectively. A summary of activity in the allowance for doubtful accounts is as follows:

                                                             Additions
                                   Balance       --------------------------------                       Balance
                                  beginning           Charged                         Deductions-        end of
                                   of year          to expense      Acquisitions      write-offs          year
                               ---------------   ---------------  --------------    ---------------  --------------
                                                               amounts in millions
         2003                  $            32                23               62               (22)            95
                               ===============   ===============  ===============   ===============  =============
         2002                  $            21                20                1               (10)            32
                               ===============   ===============  ===============   ===============  =============
         2001                  $            12                12               --                (3)            21
                               ===============   ===============  ===============   ===============  =============

        INVENTORY

        Inventory, consisting primarily of products held for sale, is stated at the lower of cost or market. Cost is determined by the average cost method, which approximates the first-in, first-out method.

        PROGRAM RIGHTS

        Prepaid program rights are amortized on a film-by-film basis over the anticipated number of exhibitions. Committed program rights and program rights payable are recorded at the estimated cost of the programs when the film is available for airing less prepayments. These amounts are amortized on a film-by-film basis over the anticipated number of exhibitions.

        INVESTMENTS

        All marketable equity and debt securities held by the Company are classified as available-for-sale and are carried at fair value ("AFS Securities"). Unrealized holding gains and losses on AFS Securities are carried net of taxes as a component of accumulated other comprehensive earnings in stockholders' equity. Realized gains and losses are determined on an average cost basis. Other investments in which the Company's ownership interest is less than 20% and are not considered marketable securities are carried at cost.

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

        For those investments in affiliates in which the Company has the ability to exercise significant influence, the equity method of accounting is used. Under this method, the investment, originally recorded at cost, is adjusted to recognize the Company's share of net earnings or losses of the affiliates as they occur rather then as dividends or other distributions are received, limited to the extent of the Company's investment in, advances to and commitments for the investee. If the Company's investment in the common stock of an affiliate is reduced to zero as a result of recording its share of the affiliate's net losses, and the Company holds investments in other more senior securities of the affiliate, the Company would continue to record losses from the affiliate to the extent of these additional investments. The amount of additional losses recorded would be determined based on changes in the hypothetical amount of proceeds that would be received by the Company if the affiliate were to experience a liquidation of its assets at their current book values. Prior to the Company's January 1, 2002 adoption of Statement of Financial Accounting Standards No. 142, GOODWILL AND OTHER INTANGIBLE ASSETS ("Statement 142"), the Company's share of net earnings or losses of affiliates included the amortization of the difference between the Company's investment and its share of the net assets of the investee. Upon adoption of Statement 142, the portion of excess costs on equity method investments that represents goodwill ("equity method goodwill") is no longer amortized, but continues to be considered for impairment under Accounting Principles Board Opinion No. 18. The Company's share of net earnings or loss of affiliates also includes any other-than-temporary declines in fair value recognized during the period.

        Changes in the Company's proportionate share of the underlying equity of a subsidiary or equity method investee, which result from the issuance of additional equity securities by such subsidiary or equity investee, are recognized as increases or decreases in stockholders' equity.

        The Company continually reviews its investments to determine whether a decline in fair value below the cost basis is other than temporary ("nontemporary"). The primary factors the Company considers in its determination are the length of time that the fair value of the investment is below the Company's carrying value; and the financial condition, operating performance and near term prospects of the investee. In addition, the Company considers the reason for the decline in fair value, be it general market conditions, industry specific or investee specific; analysts' ratings and estimates of 12 month share price targets for the investee; changes in stock price or valuation subsequent to the balance sheet date; and the Company's intent and ability to hold the investment for a period of time sufficient to allow for a recovery in fair value. If the decline in fair value is deemed to be nontemporary, the cost basis of the security is written down to fair value. In situations where the fair value of an investment is not evident due to a lack of a public market price or other factors, the Company uses its best estimates and assumptions to arrive at the estimated fair value of such investment. The Company's assessment of the foregoing factors involves a high degree of judgment and accordingly, actual results may differ materially from the Company's estimates and judgments. Writedowns for cost investments and AFS Securities are included in the consolidated statements of operations as nontemporary declines in fair values of investments. Writedowns for equity method investments are included in share of earnings (losses) of affiliates.

        DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES

        The Company uses various derivative instruments including equity collars, narrow-band collars, put spread collars, written put and call options, bond swaps, interest rate swaps and foreign exchange contracts to manage fair value and cash flow risk associated with many of its investments, some of its variable rate debt and transactions denominated in foreign currencies. Liberty's derivative instruments are executed with counterparties who are well known major financial institutions. While Liberty believes these derivative instruments effectively manage the risks highlighted above, they are subject to counterparty credit risk. Counterparty credit risk is the risk that the counterparty is unable to perform under the terms of the derivative instrument

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES upon settlement of the derivative instrument. To protect itself against credit risk associated with these counterparties the Company generally:

        - executes its derivative instruments with several different counterparties, and

        - executes equity derivative instrument agreements which contain a provision that requires the counterparty to post the "in the money" portion of the derivative instrument into a cash collateral account for the Company's benefit, if the respective counterparty's credit rating for its senior unsecured debt were to reach certain levels, generally a rating that is below Standard & Poor's rating of A-and/or Moody's rating of A3.

        Due to the importance of these derivative instruments to its risk management strategy, Liberty actively monitors the creditworthiness of each of its counterparties. Based on its analysis, the Company currently considers nonperformance by any of its counterparties to be unlikely.

        Effective January 1, 2001, Liberty adopted Statement of Financial Accounting Standards No. 133 "ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES" ("Statement 133"). All derivatives, whether designated in hedging relationships or not, are recorded on the balance sheet at fair value. If the derivative is designated as a fair value hedge, the changes in the fair value of the derivative and of the hedged item attributable to the hedged risk are recognized in earnings. If the derivative is designated as a cash flow hedge, the effective portions of changes in the fair value of the derivative are recorded in other comprehensive earnings. Ineffective portions of changes in the fair value of cash flow hedges are recognized in earnings. If the derivative is not designated as a hedge, changes in the fair value of the derivative are recognized in earnings.

        During 2001 and 2002, the only derivative instruments designated as hedges were the Company's equity collars, which were designated as fair value hedges. Effective December 31, 2002, the Company elected to dedesignate its equity collars as fair value hedges. Such election had no effect on the Company's financial position at December 31, 2002 or its results of operations for the year ended December 31, 2002. Subsequent to December 31, 2002, changes in the fair value of the Company's AFS Securities that previously had been reported in earnings due to the designation of equity collars as fair value hedges are reported as a component of other comprehensive earnings (loss) on the Company's consolidated balance sheet. Changes in the fair value of the equity collars continue to be reported in earnings.

        The fair value of derivative instruments is estimated using third party estimates or the Black-Scholes model. The Black-Scholes model incorporates a number of variables in determining such fair values, including expected volatility of the underlying security and an appropriate discount rate. The Company obtains volatility rates from independent sources based on the expected volatility of the underlying security over the term of the derivative instrument. The volatility assumption is evaluated annually to determine if it should be adjusted, or more often if there are indications that it should be adjusted. A discount rate is obtained at the inception of the derivative instrument and updated each reporting period based on the Company's estimate of the discount rate at which it could currently settle the derivative instrument. Considerable management judgment is required in estimating the Black-Scholes variables. Actual results upon settlement or unwinding of derivative instruments may differ materially from these estimates.

        The adoption of Statement 133 on January 1, 2001, resulted in a cumulative increase in net earnings of $545 million, or $0.21 per common share (after tax expense of $356 million), and an increase in other comprehensive loss of $87 million. The increase in net earnings was mostly attributable to separately recording the fair value of the embedded call option obligations associated with the Company's senior exchangeable debentures. The increase in other comprehensive loss relates primarily to changes in the fair value of the Company's warrants and options to purchase certain AFS Securities.

        The Company assesses the effectiveness of equity collars by comparing changes in the intrinsic value of the equity collar to changes in the fair value of the underlying security. For derivatives designated as fair value hedges, changes in the time value of the derivatives, which are excluded

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES from the assessment of hedge effectiveness, are recognized currently in earnings as a component of realized and unrealized gains (losses) on derivative instruments. Hedge ineffectiveness, determined in accordance with Statement 133, had no impact on earnings for the years ended December 31, 2002 and 2001.

        PROPERTY AND EQUIPMENT

        Property and equipment, including significant improvements, is stated at cost. Depreciation is computed using the straight-line method using estimated useful lives of 3 to 20 years for support equipment and 10 to 40 years for buildings and improvements.

        INTANGIBLE ASSETS

        Effective January 1, 2002, the Company adopted Statement 142. Statement 142 requires that goodwill and other intangible assets with indefinite useful lives (collectively, "indefinite lived intangible assets") no longer be amortized, but instead be tested for impairment at least annually in accordance with the provisions of Statement 142. Equity method goodwill is also no longer amortized, but continues to be considered for impairment under Accounting Principles Board Opinion No.
        18. Statement 142 also requires that intangible assets with estimable useful lives be amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment in accordance with Statement of Financial Accounting Standards No. 144, ACCOUNTING FOR THE IMPAIRMENT OR DISPOSAL OF LONG-LIVED ASSETS ("Statement 144").

        Statement 142 required the Company to perform an assessment of whether there was an indication that goodwill was impaired as of the date of adoption. To accomplish this, the Company identified its reporting units and determined the carrying value of each reporting unit by assigning the assets and liabilities, including the existing goodwill and intangible assets, to those reporting units as of the date of adoption. Statement 142 requires the Company to consider equity method affiliates as separate reporting units. As a result, a portion of the Company's enterprise-level goodwill balance was allocated to various reporting units which included a single equity method investment as its only asset. For example, goodwill was allocated to a separate reporting unit which included only the Company's investment in Discovery Communications, Inc. This allocation is performed for goodwill impairment testing purposes only and does not change the reported carrying value of the investment. However, to the extent that all or a portion of an equity method investment which is part of a reporting unit containing allocated goodwill is disposed of in the future, the allocated portion of goodwill will be relieved and included in the calculation of the gain or loss on disposal.

        The Company determined the fair value of its reporting units using independent appraisals, public trading prices and other means. The Company then compared the fair value of each reporting unit to the reporting unit's carrying amount. To the extent a reporting unit's carrying amount exceeded its fair value, the Company performed the second step of the transitional impairment test. In the second step, the Company compared the implied fair value of the reporting unit's goodwill, determined by allocating the reporting unit's fair value to all of its assets (recognized and unrecognized) and liabilities in a manner similar to a purchase price allocation, to its carrying amount, both of which were measured as of the date of adoption.

        In situations where the implied fair value of a reporting unit's goodwill was less than its carrying value, Liberty recorded a transition impairment charge. In total, the Company recognized a $1,631 million transitional impairment loss, net of taxes of $24 million, as the cumulative effect of a change in accounting principle in 2002. The foregoing transitional impairment loss includes an adjustment of $61 million for the Company's proportionate share of transition adjustments that its equity method affiliates recorded.

        As noted above, indefinite lived intangible assets are no longer amortized. Adjusted net loss and loss per common share, exclusive of amortization expense related to goodwill, franchise costs and

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES equity method goodwill, for periods prior to the adoption of Statement 142 are as follows (amounts in millions, except per share amounts):

                                                                                               Year ended
                                                                                              December 31,
                                                                                                  2001
                                                                                             ---------------
              Net loss from continuing operations, as reported                               $        (5,411)
              Adjustments:
                 Goodwill amortization                                                                   583
                 Equity method excess costs amortization                                                 705
                 Income tax effect                                                                      (293)
                                                                                             ---------------
              Net loss from continuing operations, as adjusted                               $        (4,416)
                                                                                             ===============

              Basic and diluted loss per common share from continuing
                    operations, as reported                                                  $         (2.09)
              Adjustments:
                 Goodwill amortization                                                                   .22
                 Equity method excess costs amortization                                                 .27
                 Income tax effect                                                                      (.11)
                                                                                             ---------------
              Basic and diluted loss per common share from continuing
                    operations, as adjusted                                                  $         (1.71)
                                                                                             ===============

        Amortization of intangible assets with finite useful lives was $284 million and $191 million for the years ended December 31, 2003 and 2002, respectively. Based on its current amortizable intangible assets, Liberty expects that amortization expense will be as follows for the next five years (amounts in millions):

                 2004                                $   488
                 2005                                $   468
                 2006                                $   424
                 2007                                $   395
                 2008                                $   362

        Changes in the carrying amount of goodwill for the year ended December 31, 2003 are as follows:

                                                                  Starz          Ascent
                                                                  Encore         Media
                                                 QVC, Inc.      Group LLC        Group         Other(3)      Total
                                                 ---------     -----------      --------      ---------    ---------
                                                                         amounts in millions
        Balance at December 31, 2002             $     --      $     1,540           327          4,419        6,286
          2003 acquisitions (1)                     3,896               --            11             77        3,984
          Impairment of goodwill (2)                   --             (157)           --         (1,195)      (1,352)
          Other                                        (7)              --            --             --           (7)
                                                 --------      -----------      --------      ---------    ---------
        Balance at December 31, 2003             $  3,889            1,383           338          3,301        8,911
                                                 ========      ===========      ========      =========    =========

----------
        (1) During the year ended December 31, 2003 and excluding the acquisition of QVC, Inc. ("QVC"), Liberty completed several small acquisitions for aggregate consideration of $167 million. In connection with these acquisitions, Liberty recorded additional goodwill of $88 million, which represents the excess of the purchase price over the estimated fair value of tangible and identifiable intangible assets acquired.

        (2) Starz Encore Group LLC ("Starz Encore") received an independent third party valuation in connection with its annual year-end evaluation of the recoverability of its goodwill. The result of this valuation, which was based on a discounted cash flow analysis of projections prepared by the management of Starz Encore, indicated that the fair value of this reporting unit was

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES
             less than its carrying value. This reporting unit fair value was then used to calculate an implied value of the goodwill (including $1,195 million of allocated enterprise-level goodwill) related to Starz Encore. The $1,352 million excess of the carrying amount of the goodwill over its implied value has been recorded as an impairment charge in the fourth quarter of 2003. The reduction in the value of Starz Encore reflected in the third party valuation is believed to be attributable to a number of factors. Those factors include the reliance placed in that valuation on projections by management reflecting a lower rate of revenue growth compared to earlier projections based, among other things, on the possibility that revenue growth may be negatively affected by (1) a reduction in the rate of growth in total digital video subscribers and in the subscription video on demand business as a result of cable operators' increased focus on the marketing and sale of other services, such as high speed internet access and telephony, and the uncertainty as to the success of marketing efforts by distributors of Starz Encore's services and
             (2) lower per subscriber rates under the new affiliation agreement with Comcast, as compared to the payments required under the 1997 AT&T Broadband Affiliation Agreement (including the programming pass through provision).

        (3) As noted above, the Company's enterprise-level goodwill is allocable to reporting units, whether they are consolidated subsidiaries or equity method investments. The following table summarizes these allocations at December 31, 2003 (amounts in millions).

                                                                               Allocable
                    Entity                                                     goodwill
                    ------                                                     --------
                    Discovery Communications, Inc.                           $       1,789
                    QVC                                                              1,231
                    Courtroom Television Network, LLC                                  125
                    Game Show Network, LLC                                              17
                    Other                                                              139
                                                                             -------------
                                                                             $       3,301
                                                                             =============

        In August 2002, Liberty purchased 38% of the common equity and 85% of the voting power of OpenTV Corp. ("OpenTV"), which when combined with Liberty's previous ownership interest in OpenTV, brought Liberty's total ownership to 41% of the equity and 86% of the voting power of OpenTV. During the period between the execution of the purchase agreement in May 2002 and the consummation of the acquisition in August 2002, OpenTV disclosed that it was lowering its revenue and cash flow projections for 2002 and extending the time before it would be cash flow positive. As a result, OpenTV wrote off all of its separately recorded goodwill. In light of the announcement by OpenTV and the adverse impact on its stock price, as well as other negative factors arising in its industry sector, Liberty determined that the goodwill initially recorded in purchase accounting ($92 million) was not recoverable. This assessment is supported by an appraisal performed by an independent third party. Accordingly, Liberty recorded an impairment charge for the entire amount of the goodwill during the third quarter of 2002.

        In addition to the goodwill impairment related to OpenTV, the Company recorded 2002 impairments of $84 million related to Ascent Media and $53 million related to other consolidated subsidiaries.

        IMPAIRMENT OF LONG-LIVED ASSETS
        Statement 144 requires that the Company periodically review the carrying amounts of its property and equipment and its intangible assets (other than goodwill) to determine whether current events or circumstances indicate that such carrying amounts may not be recoverable. If the carrying amount of the asset is greater than the expected undiscounted cash flows to be generated by such asset, an impairment adjustment is to be recognized. Such adjustment is measured by the amount that the carrying value of such assets exceeds their fair value. The Company generally measures fair value by considering sale prices for similar assets or by discounting estimated future cash flows using an appropriate discount rate. Considerable management judgment is necessary to estimate the fair value of assets. Accordingly, actual

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES results could vary significantly from such estimates. Assets to be disposed of are carried at the lower of their financial statement carrying amount or fair value less costs to sell.

        As a result of the weakness in the economy in 2001 certain subsidiaries of the Company did not meet their 2001 operating objectives and reduced their 2002 expectations. Accordingly, the subsidiaries assessed the recoverability of their property and equipment and intangible assets and determined that impairment adjustments were necessary. In addition, in the fourth quarter of 2001, a subsidiary made the decision to consolidate its operations and close certain facilities. In connection with these initiatives, the subsidiary recorded a restructuring charge related to lease cancellation fees and an additional impairment charge related to its property and equipment. All of the foregoing charges are included in impairment of long-lived assets in the Company's statement of operations.

        MINORITY INTERESTS
        Recognition of minority interests' share of losses of subsidiaries is generally limited to the amount of such minority interests' allocable portion of the common equity of those subsidiaries. Further, the minority interests' share of losses is not recognized if the minority holders of common equity of subsidiaries have the right to cause the Company to repurchase such holders' common equity.

        FOREIGN CURRENCY TRANSLATION
        The functional currency of the Company is the United States ("U.S.") dollar. The functional currency of the Company's foreign operations generally is the applicable local currency for each foreign subsidiary and foreign equity method investee. Assets and liabilities of foreign subsidiaries and foreign equity investees are translated at the spot rate in effect at the applicable reporting date, and the consolidated statements of operations and the Company's share of the results of operations of its foreign equity affiliates are translated at the average exchange rates in effect during the applicable period. The resulting unrealized cumulative translation adjustment, net of applicable income taxes, is recorded as a component of accumulated other comprehensive earnings in stockholders' equity.

        Transactions denominated in currencies other than the functional currency are recorded based on exchange rates at the time such transactions arise. Subsequent changes in exchange rates result in transaction gains and losses which are reflected in the accompanying consolidated statements of operations and comprehensive loss as unrealized (based on the applicable period-end exchange rate) or realized upon settlement of the transactions.

        REVENUE RECOGNITION
        Revenue is recognized as follows:

        - Revenue from electronic retail sales is recognized at the time of shipment to customers. An allowance for returned merchandise is provided as a percentage of sales based on historical experience. The total reduction in sales due to returns for the four months ended December 31, 2003 aggregated $340 million.
        - Programming revenue is recognized in the period during which programming is provided, pursuant to affiliation agreements.
        - Advertising revenue is recognized, net of agency commissions, in the period during which underlying advertisements are broadcast.
        - Revenue from post-production services is recognized in the period the services are rendered.
        - Revenue from sales and licensing of software and related service and maintenance is recognized pursuant to Statement of Position No. 97-2 "SOFTWARE REVENUE RECOGNITION." For multiple element contracts with vendor specific objective evidence, the Company recognizes revenue for each specific element when the earnings process is complete. If vendor specific objective evidence does not exist, revenue is deferred and recognized on a straight-line basis over the term of the maintenance period.
        - Distribution revenue is recognized in the period that services are rendered.

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

        COST OF SALES-ELECTRONIC RETAILING
        Cost of sales primarily includes actual product cost, provision for obsolete inventory, buying allowances received from suppliers, shipping and handling costs and warehouse costs.

        ADVERTISING COSTS
        Advertising costs generally are expensed as incurred. Advertising expense aggregated $24 million, $42 million and $41 million for the years ended December 31, 2003, 2002 and 2001, respectively. Co-operative marketing costs are recognized as advertising expense to the extent an identifiable benefit is received and fair value of the benefit can be reasonably measured. Otherwise, such costs are recorded as a reduction of revenue.

        STOCK BASED COMPENSATION
        As more fully described in note 13, the Company has granted to its employees options, stock appreciation rights ("SARs") and options with tandem SARs to purchase shares of Liberty Series A and Series B common stock. The Company accounts for these grants pursuant to the recognition and measurement provisions of Accounting Principles Board Opinion No. 25, "ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES" ("APB Opinion No. 25"). Under these provisions, options are accounted for as fixed plan awards and no compensation expense is recognized because the exercise price is equal to the market price of the underlying common stock on the date of grant; whereas options with tandem SARs are accounted for as variable plan awards unless there is a significant disincentive for employees to exercise the SAR feature. Compensation for variable plan awards is recognized based upon the percentage of the options that are vested and the difference between the market price of the underlying common stock and the exercise price of the options at the balance sheet date. The following table illustrates the effect on net income and earnings per share if the Company had applied the fair value recognition provisions of Statement of Financial Accounting Standards No. 123, "ACCOUNTING FOR STOCK-BASED COMPENSATION," ("Statement 123") to its options. Compensation expense for options with tandem SARs is the same under APB Opinion No. 25 and Statement 123.

                                                                               Years Ended December 31,
                                                                     ---------------------------------------------
                                                                        2003              2002             2001
                                                                     -----------       -----------     -----------
                                                                                  amounts in millions,
                                                                                except per share amounts
        Net loss                                                     $    (1,222)           (5,330)         (6,203)
          Add stock compensation as determined under the
            intrinsic value method, net of taxes                               5                --              --
          Deduct stock compensation as determined under the
            fair value method, net of taxes                                  (55)              (78)           (127)
                                                                     -----------       -----------     -----------
        Pro forma net loss                                           $    (1,272)           (5,408)         (6,330)
                                                                     ===========       ===========     ===========

        Basic and diluted net loss per share:
          As reported                                                $      (.44)            (2.06)          (2.40)
          Pro forma                                                  $      (.46)            (2.09)          (2.45)

        Agreements that require Liberty to reacquire interests in subsidiaries held by officers and employees in the future are marked-to-market at the end of each reporting period with corresponding adjustments being recorded to stock compensation expense.

        EARNINGS (LOSS) PER COMMON SHARE
        Basic earnings (loss) per common share is computed by dividing net earnings (loss) by the number of common shares outstanding. The number of outstanding common shares for periods prior to the Company's August 2001 split off from AT&T Corp. is based upon the number of shares of Series A and Series B Liberty common stock issued upon consummation of the Split Off Transaction. Diluted earnings (loss) per common share presents the dilutive effect on a per share basis of potential common shares as if they had been converted at the beginning of the periods presented. Excluded from diluted earnings per share for the years ended December 31, 2003,

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

        2002 and 2001, are 84 million, 78 million and 76 million potential common shares because their inclusion would be anti-dilutive.

        RECLASSIFICATIONS
        Certain prior period amounts have been reclassified for comparability with the 2003 presentation.

        ESTIMATES
        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America ("GAAP") requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Liberty considers the fair value of its derivative instruments and its assessment of nontemporary declines in value of its investments to be its most significant estimates.

        Liberty holds a significant number of investments that are accounted for using the equity method. Liberty does not control the decision making process or business management practices of these affiliates. Accordingly, Liberty relies on management of these affiliates and their independent accountants to provide it with accurate financial information prepared in accordance with GAAP that Liberty uses in the application of the equity method. The Company is not aware, however, of any errors in or possible misstatements of the financial information provided by its equity affiliates that would have a material effect on Liberty's consolidated financial statements.

(3)     SUPPLEMENTAL DISCLOSURES TO CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                Years ended December 31,
                                                                      --------------------------------------------
                                                                          2003             2002            2001
                                                                      ------------     -----------     -----------
                                                                                    amounts in millions
        Cash paid for acquisitions:
          Fair value of assets acquired                               $      9,996             424             264
          Net liabilities assumed                                             (968)            (57)           (136)
          Long term debt issued                                             (4,000)             --              --
          Deferred tax liability                                            (1,612)            (14)             (7)
          Minority interest                                                    (49)           (114)             (8)
          Common stock issued                                               (2,656)           (195)             --
                                                                      ------------     -----------     -----------
            Cash paid for acquisitions, net of cash acquired          $        711              44             113
                                                                      ============     ===========     ===========

        Cash paid for interest                                        $        432             407             445
                                                                      ============     ===========     ===========

        Cash paid for income taxes                                    $         57              --               7
                                                                      ============     ===========     ===========

(4)     ACQUISITION OF CONTROLLING INTEREST IN QVC, INC.

        On September 17, 2003, Liberty completed its acquisition of Comcast Corporation's ("Comcast") approximate 56.5% ownership interest in QVC for an aggregate purchase price of approximately $7.9 billion. QVC markets and sells a wide variety of consumer products in the U.S. and several foreign countries primarily by means of televised shopping programs on the QVC networks and via the Internet through its domestic and international websites. Prior to the closing, Liberty owned approximately 41.7% of QVC. Subsequent to the closing, Liberty owned approximately 98% of QVC's outstanding shares, and the remaining shares of QVC are held by members of the QVC management team.

        Liberty's purchase price for QVC was comprised of 217.7 million shares of Liberty's Series A common stock valued, for accounting purposes, at $2,555 million, Floating Rate Senior Notes due 2006 in an aggregate principal amount of $4,000 million (the "Floating Rate Notes") and approximately $1,358 million in cash (including acquisition costs). The foregoing value of the Series A common stock issued was based on the average closing price for such stock for the five days surrounding July 3, 2003, which was the date that Liberty announced that it had reached an agreement with Comcast to acquire Comcast's interest in QVC. Substantially all of the cash

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES component of the purchase price was funded with the proceeds from the Company's issuance of its 3.50% Senior Notes due 2006 in the aggregate principal amount of $1.35 billion.

        Subsequent to the closing, QVC is a consolidated subsidiary of Liberty. For financial reporting purposes, the acquisition is deemed to have occurred on September 1, 2003, and since that date QVC's results of operations have been consolidated with Liberty's. Prior to its acquisition of Comcast's interest, Liberty accounted for its investment in QVC using the equity method of accounting. Liberty has recorded the acquisition of QVC as a step acquisition, and accordingly, QVC's assets and liabilities have been recorded at amounts equal to (1) 56.5% of estimated fair value at the date of acquisition plus (2) 43.5% of historical cost. The $2,048 million excess of the purchase price over the estimated fair value of 56.5% of QVC's assets and liabilities combined with Liberty's historical equity method goodwill of $1,848 million has been recorded as goodwill in the accompanying condensed consolidated balance sheet. The excess of the purchase price for Comcast's interest in QVC over the estimated fair value of QVC's assets and liabilities is attributable to the following: (i) QVC's position as a market leader in its industry, (ii) QVC's ability to generate significant cash from operations and Liberty's ability to obtain access to such cash, and (iii) QVC's perceived significant international growth opportunities.

        Liberty's total investment in QVC of $10,717 million is comprised of $2,804 million attributable to its historical equity method investment and $7,913 million representing the purchase price for Comcast's interest. This total investment has been allocated based on a third party appraisal to QVC's assets and liabilities as follows (amounts in millions):

                  Current assets, including cash and cash equivalents of $632 million               $      1,764
                  Property and equipment                                                                     631
                  Intangible assets subject to amortization:
                     Customer relationships (1)                                                            2,336
                     Cable and satellite television distribution rights (1)                                2,022
                  Intangible assets not subject to amortization:
                     Trademarks                                                                            2,385
                     Goodwill                                                                              3,896
                  Other assets                                                                               269
                  Liabilities                                                                               (888)
                  Minority interest                                                                         (101)
                  Deferred income taxes                                                                   (1,597)
                                                                                                    ------------
                                                                                                    $     10,717
                                                                                                    ============

----------
                  (1) Customer relationships are being amortized over 10-14 years. Cable and satellite television distribution rights are being amortized primarily over 14 years.

        The following unaudited pro forma information for Liberty and its consolidated subsidiaries for the years ended December 31, 2003 and 2002 was prepared assuming the acquisition of QVC occurred on January 1, 2002. These pro forma amounts are not necessarily indicative of operating results that would have occurred if the QVC acquisition had occurred on January 1, 2002.

                                                                                          Years ended
                                                                                          December 31,
                                                                                 -------------------------------
                                                                                    2003                2002
                                                                                 -----------         -----------
                                                                                      amounts in millions,
                                                                                    except per share amounts
        Revenue                                                                  $     6,834               6,361
        Loss from continuing operations                                          $    (1,196)             (3,084)
        Loss before cumulative effect of accounting change                       $    (1,175)             (3,682)
        Net loss                                                                 $    (1,175)             (5,313)
        Loss per common share                                                    $      (.41)              (1.89)

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

(5)     SPIN OFF OF LIBERTY MEDIA INTERNATIONAL, INC.

        On June 7, 2004 (the "Spin Off Date"), Liberty completed the spin off (the "Spin Off") of its wholly-owned subsidiary, Liberty Media International, Inc. ("Liberty Media International"), to its shareholders. Substantially all of the assets and businesses of Liberty Media International were attributed to Liberty's International Group segment. In connection with the Spin Off, holders of Liberty common stock on June 1, 2004 (the "Record Date") received 0.05 of a share of Liberty Media International Series A common stock for each share of Liberty Series A common stock owned at 5:00 pm, New York City time on the Record Date and 0.05 of a share of Liberty Media International Series B common stock for each share of Liberty Series B common stock owned at 5:00 pm, New York City time on the Record Date. The Spin Off is intended to qualify as a tax-free spin off. For accounting purposes, the Spin Off is deemed to have occurred on June 1, 2004, and no gain or loss was recognized by Liberty in connection with the Spin Off.

        The consolidated financial statements and accompanying notes of Liberty have been revised to reflect Liberty Media International as a discontinued operation. Accordingly, the assets and liabilities, revenue, costs and expenses, and cash flows of Liberty Media International have been excluded from the respective captions in the accompanying consolidated balance sheets, consolidated statements of operations, consolidated statements of comprehensive earnings (loss) and consolidated statements of cash flows and have been reported separately in such consolidated financial statements. Summarized combined financial information for Liberty Media International is as follows:

        COMBINED BALANCE SHEETS

                                                                                                  December 31,
                                                                                          ---------------------------
                                                                                              2003          2002
                                                                                          ------------   ------------
                                                                                               amounts in millions
        Cash                                                                              $         13              6
        Current assets                                                                              18             15
        Equity investments                                                                       1,741          1,145
        Cost investments                                                                           450            188
        Property and equipment, net                                                                 98             89
        Goodwill and franchise costs                                                               689            689
        Deferred tax assets                                                                        458            639
        Other assets                                                                                84             30
                                                                                          ------------   ------------
            Total assets                                                                  $      3,551          2,801
                                                                                          ============   ============

        Current liabilities                                                               $         83             71
        Long term debt                                                                              42             14
        Other liabilities                                                                            8              7
        Equity                                                                                   3,418          2,709
                                                                                          ------------   ------------
            Total liabilities and equity                                                  $      3,551          2,801
                                                                                          ============   ============

        COMBINED STATEMENTS OF OPERATIONS

                                                                                   Years ended December 31,
                                                                       ----------------------------------------------
                                                                           2003              2002            2001
                                                                       ------------       -----------    ------------
                                                                                     amounts in millions
        Revenue                                                        $        109               104             140

        Operating, selling, general and administrative expenses                 (94)              (81)           (113)
        Depreciation and amortization                                           (16)              (13)            (58)
        Impairment of long-lived assets                                          --               (46)            (74)
                                                                       ------------       ------------   ------------

            Operating loss                                                       (1)              (36)           (105)

        Other income (expense)                                                   50              (490)         (1,063)
        Income tax benefit (expense)                                            (28)              178             376
                                                                       ------------       -----------    ------------
             Earnings (loss) before cumulative effect of
                accounting change                                                21              (348)           (792)
        Cumulative effect of accounting change                                   --              (238)             --
                                                                       ------------       -----------    ------------
             Net earnings (loss)                                       $         21              (586)           (792)
                                                                       ============       ===========    ============

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

        In addition to the foregoing discontinued operations, Liberty invested approximately $670 million in cash in Liberty Media International during the period from January 1, 2004 through the Spin Off Date. Liberty also contributed certain monetary assets to Liberty Media International in connection with the Spin Off and agreed to make loans to Liberty Media International pursuant to a short-term credit facility. These monetary assets consisted of $50 million in cash, 5 million American Depository Shares for preferred, limited voting ordinary shares of The News Corporation Limited ("News Corp.") and related derivatives, and a 99.9% economic interest in 345,000 shares of preferred stock of ABC Family Worldwide, Inc. The short-term credit facility provides for loans through December 31, 2004 in the aggregate principal amount of $383 million. The loans will bear interest at 6% per annum, compounded semi-annually. Principal and accrued interest are due and payable on March 31, 2005.

(6)     INVESTMENTS IN AFFILIATES ACCOUNTED FOR USING THE EQUITY METHOD
        Liberty has various investments accounted for using the equity method. The following table includes Liberty's carrying amount and percentage ownership of the more significant investments in affiliates at December 31, 2003 and the carrying amount at December 31, 2002:

                                                                           December 31,              December 31,
                                                                              2003                       2002
                                                                    --------------------------       ------------
                                                                    Percentage       Carrying          Carrying
                                                                    Ownership         Amount            Amount
                                                                    ----------     -----------       ------------
                                                                             dollar amounts in millions
        Discovery Communications, Inc. ("Discovery")                   50%         $     2,864              2,817
        QVC                                                             *                   --              2,712
        Other                                                        various               750                715
                                                                                   -----------       ------------
                                                                                   $     3,614              6,244
                                                                                   ===========       ============

----------
        * A consolidated subsidiary since September 2003.

        The following table reflects Liberty's share of earnings (losses) of affiliates including excess basis amortization in 2001 and nontemporary declines in value:

                                                                               Years ended December 31,
                                                                    ---------------------------------------------
                                                                       2003           2002               2001
                                                                    -----------    -----------       ------------
                                                                               amounts in millions
        Discovery                                                   $        38            (32)              (293)
        QVC                                                                 107            154                 36
        Telewest Communications plc ("Telewest")                             --            (92)            (2,538)
        Cablevision S.A. ("Cablevision")                                     --             --               (476)
        ASTROLINK International LLC ("Astrolink")                            --             (1)              (417)
        Other                                                              (101)          (121)              (658)
                                                                    -----------    -----------       ------------
                                                                    $        44            (92)            (4,346)
                                                                    ===========    ===========       ============

        TELEWEST
        Telewest operates cable television and telephone systems in the United Kingdom, and develops and sells a variety of television programming also in the U.K.

        Telewest has disclosed that it has reached an agreement in principle, subject to certain conditions, relating to a restructuring of a significant portion of its notes and debentures. The agreement provides for the cancellation of all outstanding notes and debentures issued by Telewest and one of its subsidiaries, as well as certain other unsecured foreign exchange contracts, in exchange for new ordinary shares representing 98.5% of the issued share capital of a new holding company immediately after the restructuring. Existing shareholders will receive a 1.5% interest in the new holding company under the proposed restructuring. As a result of

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

        Telewest's proposed restructuring, which Liberty expects will reduce its ownership in Telewest to below 10%, Liberty determined that beginning in 2003 it no longer has the ability to exercise significant influence over the operations of Telewest. In addition, Liberty has removed its representatives from the Telewest board of directors. Accordingly, effective January 1, 2003, Liberty no longer accounts for its investment in Telewest using the equity method.

        At December 31, 2003, Liberty's accumulated other comprehensive earnings includes $287 million (before related deferred taxes) of unrealized foreign currency losses related to its investment in the equity of Telewest. These unrealized foreign currency losses will only be recognized by Liberty upon the sale of its Telewest investment.

        During the year ended December 31, 2001, Liberty determined that its investment in Telewest experienced a nontemporary decline in value. As a result, the carrying value of Telewest was adjusted to its estimated fair value, and the Company recognized a charge of $1,801 million. Such charge is included in share of losses of affiliates.

        CABLEVISION
        Cablevision provides cable television and high speed data services in Argentina. At December 31, 2003, the Company has a 39% economic ownership in Cablevision. As a result of deteriorating economic conditions and the devaluation of the Argentine peso, Cablevision recorded foreign currency translation losses of $393 million in the fourth quarter of 2001. At December 31, 2001, the Company determined that its investment in Cablevision had experienced a nontemporary decline in value, and accordingly, recorded an impairment charge of $195 million. Such charge is included in share of losses of affiliates. The Company's share of losses in 2001, when combined with foreign currency translation losses recorded in other comprehensive loss at December 31, 2001, reduced the carrying value of its investment in Cablevision to zero as of December 31, 2001. Included in accumulated other comprehensive earnings at December 31, 2003 is $201 million (before related deferred taxes) of unrealized foreign currency translation losses related to the Company's investment in Cablevision. These unrealized foreign currency losses will only be recognized by Liberty upon the sale of its Cablevision investment.

        ASTROLINK
        Astrolink originally intended to build a global telecom network using Ka-band geostationary satellites to provide broadband data communications services. Astrolink's original business plan required significant additional financing over the next several years. During the fourth quarter of 2001, two of the members of Astrolink informed Astrolink that they did not intend to provide any of Astrolink's required financing. Based on an assessment of Astrolink's remaining sources of liquidity and Astrolink's inability to obtain financing for its business plan, the Company concluded that the carrying value of its investment in Astrolink should be reduced to reflect a fair value that assumed the liquidation of Astrolink. Accordingly, the Company wrote-off all of its remaining investment in Astrolink during the fourth quarter of 2001. Including such fourth quarter amount, the Company recorded losses and charges relating to its investment in Astrolink aggregating $417 million during the year ended December 31, 2001. As Liberty had no obligation to make additional contributions to Astrolink, its share of losses in 2002 was limited to amounts advanced to Astrolink by Liberty. Liberty sold its interest in Astrolink in the fourth quarter of 2003 for cash proceeds of $5 million.

        OTHER
        In April 2002, Liberty sold its 40% interest in Telemundo Communications Group for cash proceeds of $679 million, and recognized a gain of $344 million (before related tax expense of $134 million) based upon the difference between the cash proceeds and Liberty's basis in Telemundo, including allocated goodwill of $25 million.

        During the years ended December 31, 2003, 2002 and 2001, Liberty recorded nontemporary declines in fair value aggregating $71 million, $76 million and $2,396 million, respectively,

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES related to certain of its other equity method investments. Such amounts are included in share of losses of affiliates.

(7) INVESTMENTS IN AVAILABLE-FOR-SALE SECURITIES AND OTHER COST INVESTMENTS Investments in available-for-sale securities, which are recorded at their respective fair market values, and other cost investments are summarized as follows:

                                                                       December 31,
                                                                ---------------------------
                                                                    2003           2002
                                                                ------------   ------------
                                                                    amounts in millions
        News Corp.                                              $      7,633          5,254
        InterActiveCorp ("IAC")                                        4,697          2,057
        Time Warner Inc. ("Time Warner")                               3,080          2,243
        Sprint Corporation ("Sprint PCS")                              1,134            968
        Motorola (1)                                                   1,068            660
        Viacom, Inc. ("Viacom")                                          674            619
        Vivendi Universal ("Vivendi")                                     --            604
        Other AFS equity securities                                      382            551
        Other AFS debt securities (2)                                    918          1,197
        Other cost investments and related receivables                   178            135
                                                                ------------   ------------
                                                                      19,764         14,288
            Less short-term investments                                 (265)          (107)
                                                                ------------   ------------
                                                                $     19,499         14,181
                                                                ============   ============

----------
        (1) Includes $533 million of shares pledged as collateral for share borrowing arrangements at December 31, 2003.

        (2) At December 31, 2003, other available-for-sale securities include $493 million of investments in certain third-party marketable debt securities held by Liberty parent and $26 million of such securities held by Liberty subsidiaries. At December 31, 2002, such investments aggregated $622 million and $49 million, respectively.

        NEWS CORP.
        During the year ended December 31, 2003, Liberty increased its economic and voting interest in News Corp. Effective October 14, 2003, pursuant to a put/call arrangement with News Corp., Liberty acquired $500 million of American Depository Shares ("ADSs") for News Corp. preferred limited voting shares at $21.50 per ADR. In addition during 2003, Liberty sold certain of its News Corp. non-voting ADSs in the open market and purchased voting New Corp. ADSs in the open market. Liberty recognized a gain of $236 million (before related tax expense of $92 million) on the sale of its non-voting ADSs. Subsequent to December 31, 2003, Liberty purchased additional voting ADSs and sold additional non-voting ADSs in the open market. Subsequent to these transactions, Liberty owns 210.8 million non-voting News Corp. ADSs and 48 million voting ADSs. On a net basis, Liberty effectively exchanged 21.2 million non-voting ADSs and $693 million in cash for the 48 million voting ADSs, taking into account proceeds from sales of, and unwinding of collars on, non-voting News Corp. ADSs.

        In May 2001, Liberty consummated a transaction with News Corp. whereby Liberty exchanged 70.7 million shares of Gemstar-TV Guide International, Inc. ("Gemstar") for 121.5 million News Corp. ADSs. Included in losses on dispositions in the accompanying consolidated statement of operations for the year ended December 31, 2001 is a loss of $764 million recognized in connection with this transaction based on the difference between the fair value of the securities received by Liberty and the carrying value of the Gemstar shares. In December 2001, Liberty exchanged its remaining Gemstar shares for 28.8 million additional News Corp. ADSs and recorded an additional loss of $201 million. Liberty accounts for its investment in News Corp. as an available-for-sale security.

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

        Certain of Liberty's News Corp. ADSs were contributed to Liberty Media International on the Spin Off Date. See note 5.

        VIVENDI AND INTERACTIVECORP
        Prior to May 7, 2002, Liberty held 74.4 million shares of IAC's common stock and shares and other equity interests in certain subsidiaries of IAC that were exchangeable for an aggregate of 79.0 million shares of IAC common stock. On an "as-converted basis," Liberty owned an approximate 20% voting interest in IAC and applied the equity method of accounting for its investment. IAC owned and operated businesses in television production, electronic retailing, ticketing operations and Internet services.

        On May 7, 2002, Liberty, IAC, and Vivendi consummated the following transactions. Liberty exchanged 7.1 million shares of USANi LLC (a subsidiary of IAC) for a like number of shares of IAC common stock. Vivendi then acquired from Liberty 25 million shares of IAC common stock, approximately 38.7 million shares of USANi LLC, and Liberty's approximate 30% interest in multiThematiques S.A., together with certain liabilities with respect thereto, in exchange for 37.4 million Vivendi ordinary shares, which at the date of the transaction had an aggregate fair value of $1,013 million. Liberty recognized a loss of $817 million based on the difference between the fair value of the Vivendi shares received and the carrying value of the assets relinquished, including goodwill of $514 million which was allocated to the reporting unit holding the IAC interests. Following this exchange, IAC contributed substantially all of its entertainment assets to Vivendi Universal Entertainment ("VUE"), a partnership controlled by Vivendi, in exchange for, among other consideration, common and preferred interests in VUE. After this contribution, Liberty exchanged its remaining equity interests in subsidiaries of IAC for 33.2 million shares of common stock of IAC.

        During the year ended December 31, 2003 and pursuant to contractual pre-emptive rights, Liberty acquired an aggregate 48.7 million shares of IAC for cash consideration of $1,166 million. At December 31, 2003, Liberty owns approximately 20% of IAC common stock representing an approximate 47% voting interest. However, due to certain governance arrangements which limit its ability to exert significant influence over IAC, Liberty accounts for such investment as an available-for-sale security. Liberty also owned approximately 3% of Vivendi and accounted for such investment as an available-for-sale security. During the fourth quarter of 2003, Liberty sold all of its shares of Vivendi common stock in the open market for aggregate cash proceeds of $838 million and recognized a $262 million gain (before tax expense of $102 million).

        TIME WARNER
        On January 11, 2001, America Online, Inc. completed its merger with Time Warner to form AOL Time Warner (now known as Time Warner Inc.). In connection with the merger, each share of Time Warner common stock held by Liberty was converted into 1.5 shares of an identical series of AOL Time Warner stock. Liberty recognized a $253 million gain (before deferred tax expense of $100 million) based upon the difference between the carrying value of Liberty's interest in Time Warner and the fair value of the AOL Time Warner securities received.

        VIACOM
        On January 23, 2001, BET Holdings II, Inc. ("BET") was acquired by Viacom in exchange for shares of Class B common stock of Viacom. As a result of the merger, Liberty received 15.2 million shares of Viacom's Class B common stock (less than 1% of Viacom's common equity) in exchange for its 35% ownership interest in BET, which investment had been accounted for using the equity method. Liberty accounts for its investment in Viacom as an available-for-sale security. Liberty recognized a gain of $559 million (before deferred tax expense of $221 million) in 2001 based upon the difference between the carrying value of Liberty's interest in BET and the value of the Viacom securities received.

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

        NONTEMPORARY DECLINES IN FAIR VALUE OF INVESTMENTS
        During the years ended December 31, 2003, 2002 and 2001, Liberty determined that certain of its AFS Securities and cost investments experienced nontemporary declines in value. The primary factors considered by Liberty in determining the timing of the recognition for the majority of these impairments was the length of time the investments traded below Liberty's cost bases and the lack of near-term prospects for recovery in the stock prices. As a result, the carrying amounts of such investments were adjusted to their respective fair values based primarily on quoted market prices at the balance sheet date. These adjustments are reflected as nontemporary declines in fair value of investments in the consolidated statements of operations.

        The following table identifies the realized losses attributable to each of the individual investments as follows:

                                                  Years ended December 31,
                                          ----------------------------------------
                                              2003          2002          2001
                                          ------------  ------------  ------------
              Investment                            amounts in millions
              ----------
                 Time Warner              $         --         2,567         2,052
                 News Corp.                         --         1,393           915
                 Sprint PCS                         --         1,077            --
                 Vivendi                            --           409            --
                 Others                             22           360         1,132
                                          ------------  ------------  ------------
                                          $         22         5,806         4,099
                                          ============  ============  ============

        UNREALIZED HOLDINGS GAINS AND LOSSES
        Unrealized holding gains and losses related to investments in available-for-sale securities that are included in accumulated other comprehensive earnings are summarized below.

                                                         December 31, 2003           December 31, 2002
                                                    --------------------------  ---------------------------
                                                       Equity         Debt         Equity          Debt
                                                     securities    securities    securities     securities
                                                    ------------  ------------  ------------   ------------
                                                                            amounts in millions
              Gross unrealized holding gains        $      5,779             1         1,401              5
              Gross unrealized holding losses       $         --            --           (87)            --

        Management estimates that the fair market value of all of its other cost investments approximated $405 million and $259 million at December 31, 2003 and 2002, respectively. Management calculates market values of its other cost investments using a variety of approaches including multiple of cash flow, per subscriber value, or a value of comparable public or private businesses. No independent appraisals were conducted for those cost investment assets.

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

(8)     DERIVATIVE INSTRUMENTS
        The Company's derivative instruments are summarized as follows:

                                                                        December 31,
                       Type of                                  ---------------------------
                     derivative                                     2003           2002
        -----------------------------------                     ------------   ------------
                                                                    amounts in millions
        ASSETS
             Equity collars (1)                                 $      3,358          5,014
             Put spread collars                                          331            478
             Other                                                       101             52
                                                                ------------   ------------
                Total                                                  3,790          5,544
             Less current portion                                       (543)        (1,165)
                                                                ------------   ------------
                                                                $      3,247          4,379
                                                                ============   ============
        LIABILITIES
             Exchangeable debenture call option obligations     $        990            536
             Put options                                                 772            929
             Equity collars                                              293             --
             Borrowed shares                                             533             --
             Other                                                        22             16
                                                                ------------   ------------
                Total                                                  2,610          1,481
             Less current portion                                       (854)           (16)
                                                                ------------   ------------
                                                                $      1,756          1,465
                                                                ============   ============

----------
        (1)  Includes narrow-band collars.

        EQUITY COLLARS, NARROW-BAND COLLARS, PUT SPREAD COLLARS AND PUT OPTIONS The Company has entered into equity collars, narrow-band collars, put spread collars, written put options and other financial instruments to manage market risk associated with its investments in certain marketable securities. These instruments are recorded at fair value based on option pricing models. Equity collars provide the Company with a put option that gives the Company the right to require the counterparty to purchase a specified number of shares of the underlying security at a specified price (the "Company Put Price") at a specified date in the future. Equity collars also provide the counterparty with a call option that gives the counterparty the right to purchase the same securities at a specified price at a specified date in the future. The put option and the call option generally are equally priced at the time of origination resulting in no cash receipts or payments. Narrow-band collars are equity collars in which the put and call prices are set so that the call option has a relatively higher fair value than the put option at the time of origination. In these cases the Company receives cash equal to the difference between such fair values.

        Put spread collars provide the Company and the counterparty with put and call options similar to equity collars. In addition, put spread collars provide the counterparty with a put option that gives it the right to require the Company to purchase the underlying securities at a price that is lower than the Company Put Price. The inclusion of the secondary put option allows the Company to secure a higher call option price while maintaining net zero cost to enter into the collar. However, the inclusion of the secondary put exposes the Company to market risk if the underlying security trades below the put spread price.

        EXCHANGEABLE DEBENTURE CALL OPTION OBLIGATIONS
        Liberty has issued senior exchangeable debentures which are exchangeable for the value of a specified number of shares of Sprint PCS Group common stock, Motorola common stock, Viacom Class B common stock or Time Warner common stock, as applicable. (See note 9 for a more complete description of the exchangeable debentures.)

        Prior to the adoption of Statement 133, the exchangeable debenture call option feature and the long-term debt were reported together in the Company's consolidated balance sheet. Under Statement 133, the call option feature of the exchangeable debentures is reported separately in

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES the consolidated balance sheet at fair value. Accordingly, at January 1, 2001, Liberty recorded a transition adjustment to reflect the call option obligations at fair value ($459 million) and to recognize in net earnings the difference between the fair value of the call option obligations at issuance and the fair value of the call option obligations at January 1, 2001. Such adjustment to net earnings aggregated $757 million (before tax expense of $299 million) and is included in cumulative effect of accounting change. Changes in the fair value of the call option obligations subsequent to January 1, 2001 are recognized as unrealized gains (losses) on derivative instruments in Liberty's consolidated statements of operations.

        REALIZED AND UNREALIZED GAINS ON DERIVATIVE INSTRUMENTS
        Realized and unrealized gains (losses) on derivative instruments during the years ended December 31, 2003, 2002 and 2001 are comprised of the following:

                                                                             Years ended December 31,
                                                                    ------------------------------------------
                                                                        2003           2002           2001
                                                                    ------------   ------------   ------------
                                                                               amounts in millions
              Change in fair value of exchangeable debenture call
                 option feature                                     $       (158)           784            167
              Change in fair value of hedged AFS Securities                   --         (2,378)        (1,531)
              Change in fair value of AFS derivatives                       (535)         3,671          1,712
              Change in fair value of other derivatives (1)                   31             62             13
                                                                    ------------   ------------   ------------
                 Total realized and unrealized gains (losses), net  $       (662)         2,139            361
                                                                    ============   ============   ============

----------
        (1) Comprised primarily of forward foreign exchange contracts and interest rate swap agreements.

(9)     AT&T OWNERSHIP OF LIBERTY
        On March 9, 1999, AT&T Corp. ("AT&T") acquired Tele-Communications, Inc. ("TCI"), the former parent company of Liberty, in a merger transaction (the "AT&T Merger").

        From March 9, 1999 through August 9, 2001, AT&T owned 100% of the outstanding common stock of Liberty. During such time, the AT&T Class A Liberty Media Group common stock and the AT&T Class B Liberty Media Group common stock were tracking stocks of AT&T designed to reflect the economic performance of the businesses and assets of AT&T attributed to the Liberty Media Group, which was comprised of the businesses and assets of Liberty and its subsidiaries.

        Effective August 10, 2001, AT&T effected the split-off of Liberty pursuant to which Liberty's common stock was recapitalized, and each outstanding share of AT&T Liberty Media Group tracking stock was redeemed for one share of Liberty common stock (the "Split Off Transaction"). Subsequent to the Split Off Transaction which was accounted for at historical cost, Liberty is no longer a subsidiary of AT&T.

        In connection with the Split Off Transaction, Liberty was also deconsolidated from AT&T for federal income tax purposes. Pursuant to an agreement entered into at the time of the AT&T Merger, AT&T was required to pay Liberty an amount equal to 35% of the amount of the net operating loss carryforward reflected in TCI's final federal income tax return that had not been used as an offset to Liberty's obligations under a tax sharing agreement and that had been, or was reasonably expected to be, utilized by AT&T. The $803 million payment was received by Liberty prior to the Split Off Transaction and has been reflected as an increase to additional paid-in-capital in the accompanying consolidated statement of stockholders' equity. In addition, certain deferred intercompany gains were includible in AT&T's taxable income as a result of the Split Off Transaction, and AT&T was entitled to reimbursement from Liberty for the resulting tax liability of approximately $115 million. Such tax liability has been reflected as a reduction in additional paid-in-capital in the accompanying consolidated statement of stockholders' equity.

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

(10)    LONG-TERM DEBT
        Debt is summarized as follows:

                                                                      Weighted
                                                                      average
                                                                      interest            December 31,
                                                                        rate       ---------------------------
                                                                        2003           2003           2002
                                                                    ------------   ------------   ------------
                                                                                       amounts in millions
               Parent company debt:
                   Senior notes                                         4.29%      $      5,627            983
                   Senior debentures                                    8.33%             1,487          1,486
                   Senior exchangeable debentures                       1.84%             2,227            865
                   Bank debt                                                                 --            325
                                                                                   ------------   ------------
                                                                                          9,341          3,659
               Debt of subsidiaries:
                   Bank credit facilities                              Various               89          1,206
                   Other debt, at varying rates                                             115             70
                                                                                   ------------   ------------
                                                                                            204          1,276
                                                                                   ------------   ------------
                   Total debt                                                             9,545          4,935
               Less current maturities                                                     (104)          (633)
                                                                                   ------------   ------------
                   Total long-term debt                                            $      9,441          4,302
                                                                                   ============   ============

        SENIOR NOTES AND DEBENTURES
        In September 2003, Liberty issued $1,350 million principal amount of 3.5% senior notes due 2006 for net cash proceeds of $1,347 million. Liberty used the proceeds from this offering to partially finance its purchase of Comcast's interest in QVC. See note 4.

        Also as part of the consideration for QVC, Liberty issued $4,000 million of Floating Rate Notes due 2006 to Comcast. The Floating Rate Notes accrue interest at LIBOR plus a margin. The margin on the $2,500 million principal amount of Floating Rate Notes sold by Comcast on September 24, 2003 is fixed at 1.5%. On September 24, 2003 and December 12, 2003, Liberty repurchased from subsidiaries of Comcast $500 million and $1,000 million, respectively, principal amount of the Floating Rate Notes at a purchase price equal to 100% of the principal amount plus accrued interest.

        During the second quarter of 2003, Liberty issued $1,000 million principal amount of senior notes due 2013 with an interest rate of 5.70% for cash proceeds of $990 million net of offering discount and underwriting fees.

        In prior years, Liberty issued $750 million of 7-7/8% Senior Notes due 2009, $237.8 million of 7-3/4% Senior Notes due 2009, $500 million of 8-1/2% Senior Debentures due 2029, and $1 billion of 8-1/4% Senior Debentures due 2030. Interest on these obligations is payable semi-annually.

        The senior notes and senior debentures are stated net of an aggregate unamortized discount of $24 million and $19 million at December 31, 2003 and 2002, respectively, which is being amortized to interest expense in the accompanying consolidated statements of operations.

        SENIOR EXCHANGEABLE DEBENTURES
        In November 1999, Liberty issued $869 million of 4% Senior Exchangeable Debentures due 2029. Each $1,000 debenture is exchangeable at the holder's option for the value of 22.9486 shares of Sprint PCS Group stock. After the date Liberty's ownership level of Sprint PCS Group common stock falls below 10%, Liberty may, at its election, pay the exchange value in cash, Sprint PCS Group stock or a combination thereof. Prior to such time, the exchange value must be paid in cash. Liberty's ownership in Sprint PCS was approximately 17% at December 31, 2003. Liberty, at its option, may redeem the debentures, in whole or in part, for cash.

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

        In February and March 2000, Liberty issued an aggregate of $810 million of 3-3/4% Senior Exchangeable Debentures due 2030. Each $1,000 debenture is exchangeable at the holder's option for the value of 16.7764 shares of Sprint PCS Group stock. After the date Liberty's ownership level of Sprint PCS Group stock falls below 10%, Liberty may, at its election, pay the exchange value in cash, Sprint PCS Group stock or a combination thereof. Prior to such time, the exchange value must be paid in cash. Liberty, at its option, may redeem the debentures, in whole or in part, for cash.

        In January 2001, Liberty issued $600 million of 3-1/2% Senior Exchangeable Debentures due 2031. Each $1,000 debenture is exchangeable at the holder's option for the value of 36.8189 shares of Motorola common stock. Such exchange value is payable, at Liberty's option, in cash, Motorola stock or a combination thereof. On or after January 15, 2006, Liberty, at its option, may redeem the debentures, in whole or in part, for cash.

        In March 2001, Liberty issued $817.7 million of 3-1/4% Senior Exchangeable Debentures due 2031. Each $1,000 debenture is exchangeable at the holder's option for the value of 18.5666 shares of Viacom Class B common stock. After January 23, 2003, such exchange value is payable at Liberty's option in cash, Viacom stock or a combination thereof. Prior to such date, the exchange value must be paid in cash. On or after March 15, 2006, Liberty, at its option, may redeem the debentures, in whole or in part, for cash.

        In March and April 2003, Liberty issued an aggregate principal amount of $1,750 million of 0.75% Senior Exchangeable Debentures due 2023 and received net cash proceeds of $1,715 million after expenses. Each $1,000 debenture is exchangeable at the holder's option for the value of
        57.4079 shares of Time Warner common stock. Liberty may, at its election, pay the exchange value in cash, Time Warner common stock, shares of Liberty Series A common stock or a combination thereof. On or after April 5, 2008, Liberty, at its option, may redeem the debentures, in whole or in part, for shares of Time Warner common stock, cash or any combination thereof. On March 30, 2008, March 30, 2013 or March 30, 2018, each holder may cause Liberty to purchase its exchangeable debentures, and Liberty, at its election, may pay the purchase price in shares of Time Warner common stock, cash, Liberty Series A common stock, or any combination thereof.

        Interest on the Company's exchangeable debentures is payable semi-annually based on the date of issuance. At maturity, all of the Company's exchangeable debentures are payable in cash.

        In accordance with Statement 133, the call option feature of the exchangeable debentures is reported at fair value and separately from the long-term debt in the consolidated balance sheet. The reported amount of the long-term debt portion of the exchangeable debentures is calculated as the difference between the face amount of the debentures and the fair value of the call option feature on the date of issuance. The fair value of the call option obligations related to the $1,750 million of exchangeable debentures issued during the year ended December 31, 2003, aggregated $406 million on the date of issuance. Accordingly, the long-term debt portion was recorded at $1,344 million. The long-term debt is accreted to its face amount over the expected term of the debenture using the effective interest method. Accretion related to all of the Company's exchangeable debentures aggregated $61 million, $7 million and $6 million during the years ended December 31, 2003, 2002 and 2001, respectively, and is included in interest expense in the accompanying consolidated statements of operations.

        SUBSIDIARY BANK CREDIT FACILITIES
        At December 31, 2003, Starz Encore had no amounts outstanding and $325 million available pursuant to its bank credit facility. The bank credit facility contains restrictive covenants which require, among other things, the maintenance of certain financial ratios, and include limitations on indebtedness, liens, encumbrances, acquisitions, dispositions, guarantees and dividends. Additionally, the bank credit facility requires the payment of fees of .2% per annum on the

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES average unborrowed portion of the total commitment. Such fees were not significant in 2003, 2002 and 2001. Starz Encore's ability to borrow the unused capacity noted above is dependent on its continuing compliance with its covenants at the time of, and after giving effect to, a requested borrowing.

        At December 31, 2003, the subsidiary of Liberty that operates the DMX Music service was not in compliance with three covenants contained in its bank loan agreement. The subsidiary and the participating banks have entered into a forbearance agreement whereby the banks have agreed to forbear from exercising certain default-related remedies against the subsidiary through March 31, 2004. The subsidiary will not be able to repay its debt when the forbearance agreement expires and is currently considering its financing options. The outstanding balance of the subsidiary's bank facility was $89 million at December 31, 2003, all of which is included in current portion of debt. All other consolidated borrowers were in compliance with their debt covenants at December 31, 2003.

        FIVE YEAR MATURITIES
        The U.S. dollar equivalent of the annual maturities of Liberty's debt for each of the next five years is as follows (amounts in millions):

               2004                                                           $      104
               2005                                                           $       24
               2006                                                           $    3,660
               2007                                                           $       11
               2008                                                           $    1,759

        FAIR VALUE OF DEBT
        Liberty estimates the fair value of its debt based on the quoted market prices for the same or similar issues or on the current rate offered to Liberty for debt of the same remaining maturities. The fair value of Liberty's publicly traded debt at December 31, 2003 is as follows (amounts in millions):

               Fixed rate senior notes                                        $    2,198
               Floating Rate Notes                                            $    2,500
               Senior debentures                                              $    1,805
               Senior exchangeable debentures, including call option
                   liability                                                  $    4,368

        Liberty believes that the carrying amount of its subsidiary debt approximated fair value at December 31, 2003.

        A reconciliation of the carrying value of the Company's debt to the face amount at maturity is as follows (amounts in millions):

               Carrying value at December 31, 2003                            $    9,545
               Add:
                   Unamortized issue discount on senior notes and debentures          24
                   Unamortized discount attributable to call option feature
                       of exchangeable debentures                                  2,411
                                                                              ----------
                       Face amount at maturity                                $   11,980
                                                                              ==========

(11)    INCOME TAXES
        During the period from March 9, 1999 to August 10, 2001, Liberty was included in the consolidated federal income tax return of AT&T and was a party to a tax sharing agreement with AT&T (the "AT&T Tax Sharing Agreement"). Liberty calculated its respective tax liability on a separate return basis. The income tax provision for Liberty was calculated based on the increase

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES or decrease in the tax liability of the AT&T consolidated group resulting from the inclusion of those items in the consolidated tax return of AT&T which were attributable to Liberty.

        Under the AT&T Tax Sharing Agreement, Liberty received a cash payment from AT&T in periods when Liberty generated taxable losses and such taxable losses were utilized by AT&T to reduce the consolidated income tax liability. This utilization of taxable losses was accounted for by Liberty as a current federal intercompany income tax benefit. To the extent such losses were not utilized by AT&T, such amounts were available to reduce federal taxable income generated by Liberty in future periods, similar to a net operating loss carryforward, and were accounted for as a deferred federal income tax benefit. During the period from March 10, 1999 to December 31, 2002, Liberty received cash payments from AT&T aggregating $555 million as payment for Liberty's taxable losses that AT&T utilized to reduce its income tax liability. In the event AT&T generates ordinary losses in 2003 or capital losses in 2003 or 2004 and is able to carry back such losses to offset taxable income previously offset by Liberty's losses, Liberty may be required to refund as much as $333 million of these cash payments.

        Income tax benefit (expense) consists of:

                                                                             Years ended December 31,
                                                                    ------------------------------------------
                                                                        2003           2002           2001
                                                                    ------------   ------------   ------------
                                                                                amounts in millions
        Current:
           Federal                                                  $         (5)            (3)           298
           State and local                                                   (30)            (1)            (2)
           Foreign                                                           (41)            (1)             6
                                                                    ------------   ------------   ------------
                                                                             (76)            (5)           302
                                                                    ------------   ------------   ------------

        Deferred:
           Federal                                                          (222)         1,297          2,747
           State and local                                                   (47)           231            483
           Foreign                                                            (1)             1             --
                                                                    ------------   ------------   ------------
                                                                            (270)         1,529          3,230
                                                                    ------------   ------------   ------------

        Income tax benefit (expense)                                $       (346)         1,524          3,532
                                                                    ============   ============   ============

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

        Income tax benefit (expense) differs from the amounts computed by applying the U.S. federal income tax rate of 35% as a result of the following:

                                                                            Years ended December 31,
                                                                    ------------------------------------------
                                                                        2003           2002           2001
                                                                    ------------   ------------   ------------
                                                                                amounts in millions
        Computed expected tax benefit                               $        315          1,636          3,400
        Impairment charges and amortization of
           goodwill not deductible for income
           tax purposes                                                     (477)           (74)          (250)
        Disposition of nondeductible goodwill in
           sales transactions                                                 --           (185)            --
        State and local income taxes, net of
           federal income taxes                                              (47)           154            312
        Foreign taxes                                                        (38)           (11)            15
        Change in valuation allowance affecting
           tax expense                                                       (65)           (13)           (70)
        Adjustments to dividend received deduction                           (21)            16             17
        Effect of change in estimated state tax
           rate                                                               --             --             78
        Other, net                                                           (13)             1             30
                                                                    ------------   ------------   ------------
           Income tax benefit (expense)                             $       (346)         1,524          3,532
                                                                    ============   ============   ============

        The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 2003 and 2002 are presented below:

                                                                                          December 31,
                                                                                   ---------------------------
                                                                                       2003           2002
                                                                                   ------------   ------------
                                                                                       amounts in millions
        Deferred tax assets:
           Net operating and capital loss carryforwards                            $        823            629
           Accrued stock compensation                                                        95            259
           Other future deductible amounts                                                  134              7
                                                                                   ------------   ------------
              Deferred tax assets                                                         1,052            895
           Valuation allowance                                                             (386)          (363)
                                                                                   ------------   ------------
              Net deferred tax assets                                                       666            532
                                                                                   ------------   ------------
        Deferred tax liabilities:
           Investments                                                                    7,734          6,721
           Intangible assets                                                              2,645             87
           Discount on exchangeable debentures                                              849            803
           Other                                                                            146             25
                                                                                   ------------   ------------
              Deferred tax liabilities                                                   11,374          7,636
                                                                                   ------------   ------------

        Net deferred tax liabilities                                               $     10,708          7,104
                                                                                   ============   ============

        The Company's valuation allowance increased $23 million in 2003, including a $65 million charge to tax expense partially offset by a $42 million reversal of valuation allowance recorded in connection with acquisitions.

        At December 31, 2003, Liberty had net operating and capital loss carryforwards for income tax purposes aggregating approximately $2,284 million which, if not utilized to reduce taxable income in future periods, will expire as follows: 2004: $1 million; 2005: $15 million; 2006: $51 million; 2007: $78 million; 2008: $12 million; 2009: $64 million; 2010: $5 million; and beyond

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

        2010: $2,058 million. Of the foregoing net operating and capital loss carryforward amount, approximately $1,281 million is subject to certain limitations and may not be currently utilized. The remaining $1,003 million is currently available to be utilized to offset future taxable income of Liberty's consolidated tax group.

        AT&T, as the successor to TCI, is the subject of an Internal Revenue Service ("IRS") audit for the 1993-1999 tax years. The IRS notified AT&T and Liberty that it was proposing income adjustments and assessing certain penalties in connection with TCI's 1994 tax return. The IRS, AT&T and Liberty have reached an agreement whereby AT&T will recognize additional income of $94 million with respect to this matter, and no penalties will be assessed. Pursuant to the tax sharing agreement between Liberty and AT&T, Liberty may be obligated to reimburse AT&T for any tax that AT&T is ultimately assessed as a result of this agreement. Liberty is currently unable to estimate any such tax liability and resulting reimbursement, but believes that any such reimbursement will not be material to its financial position.

(12)    STOCKHOLDERS' EQUITY
        PREFERRED STOCK
        Liberty's preferred stock is issuable, from time to time, with such designations, preferences and relative participating, option or other special rights, qualifications, limitations or restrictions thereof, as shall be stated and expressed in a resolution or resolutions providing for the issue of such preferred stock adopted by Liberty's Board of Directors. As of December 31, 2003, no shares of preferred stock were issued.

        COMMON STOCK
        The Series A common stock has one vote per share, and the Series B common stock has ten votes per share. Each share of the Series B common stock is exchangeable at the option of the holder for one share of Series A common stock.

        As of December 31, 2003, there were 56 million shares of Liberty Series A common stock and 28 million shares of Liberty Series B common stock reserved for issuance under exercise privileges of outstanding stock options and warrants.

        PURCHASES OF COMMON STOCK
        During the years ended December 31, 2003 and 2002, the Company purchased
        42.3 million and 25.7 million shares of its common stock for aggregate cash consideration of $437 million and $281 million, respectively. These purchases have been accounted for as retirements of common stock and have been reflected as a reduction of stockholders' equity in the accompanying consolidated balance sheet.

        During 2002, Liberty sold put options on 7.0 million shares of its Series A common stock, 4.0 million of which were outstanding at December 31, 2002. Liberty sold another 9.3 million put options in the first quarter of 2003. All of these options expired unexercised prior to December 31, 2003. The Company accounted for these put options pursuant to EITF 00-19, "ACCOUNTING FOR DERIVATIVE FINANCIAL INSTRUMENTS INDEXED TO, AND POTENTIALLY SETTLED IN, A COMPANY'S OWN STOCK" and recorded a net increase to additional paid-in-capital of $37 million during the year ended December 31, 2003.

(13)    TRANSACTIONS WITH OFFICERS AND DIRECTORS
        CHAIRMAN'S EMPLOYMENT AGREEMENT
        In connection with the AT&T Merger, an employment agreement between the Company's Chairman and TCI was assigned to the Company.

        The Chairman's employment agreement provides for, among other things, deferral of a portion (not in excess of 40%) of the monthly compensation payable to him for all employment years commencing on or after January 1, 1993. The deferred amounts will be payable in monthly installments over a 20-year period commencing on the termination of the Chairman's

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES employment, together with interest thereon at the rate of 8% per annum compounded annually from the date of deferral to the date of payment. The aggregate liability under this arrangement at December 31, 2003 is $1.6 million, and is included in other liabilities in the accompanying consolidated balance sheet.

        The Chairman's employment agreement also provides that in the event of termination of his employment with Liberty, he will be entitled to receive 240 consecutive monthly payments equal to $15,000 increased at the rate of 12% per annum compounded annually from January 1, 1988 to the date payment commences ($82,103 per month as of December 31, 2003). Such payments would commence on the first day of the month succeeding the termination of employment. In the event of the Chairman's death, his beneficiaries would be entitled to receive the foregoing monthly payments. The aggregate liability under this arrangement at December 31, 2003 is $19.7 million, and is included in other liabilities in the accompanying consolidated balance sheet.

        The Company's Chairman deferred a portion of his monthly compensation under his previous employment agreement with TCI. The Company assumed the obligation to pay that deferred compensation in connection with the AT&T Merger. The deferred obligation (together with interest at the rate of 13% per annum compounded annually), which aggregated $10.9 million at December 31, 2003 and is included in other liabilities, is payable on a monthly basis, following the occurrence of specified events, under the terms of the previous employment agreement. The rate at which interest accrues on the deferred obligation was established in 1983 pursuant to the previous employment agreement.

        OTHER
        Effective November 28, 2003, Liberty acquired all the outstanding stock of TP Investment, Inc. ("TPI"), a corporation wholly owned by TP-JCM, LLC, a limited liability company in which the sole member is the Company's Chairman. In exchange for the stock of TPI, TP-JCM received 5,281,739 shares of the Company's Series B common stock, valued in the agreement at $11.50 per share. As prescribed by the Agreement and Plan of Merger pursuant to which the acquisition was effected, that per share value equals 110% of the average of the closing sale prices of the Company's Series A Common Stock for the ten trading days ended November 28, 2003. TPI owns 10,602 shares of Series B Preferred Stock of Liberty TP Management, Inc. ("Liberty TP Management"), a subsidiary of the Company. Those shares of Series B Preferred Stock represent 12% of the voting power of Liberty TP Management. TPI also owns a 5% membership interest (representing a 50% voting interest) in Liberty TP LLC, a limited liability company which owns approximately 20.6% of the common equity and 27.2% of the voting power of Liberty TP Management. As a result of the acquisition, the Company beneficially owns all the equity and voting interests in Liberty TP Management. Liberty TP Management owns our interest in True Position and certain equity interests in Sprint PCS Group, IDT Investments, Inc. and priceline.com.

        In connection with the acquisition of TPI, the Company entered into a registration rights agreement. That agreement provides for the registration by the Company under applicable federal and state securities laws, at the holder's request, of the sale of shares of the Company's Series A Common Stock issuable upon conversion of shares of the Series B Common Stock that were issued to TP-JCM.

        The shares of Series B Common Stock issued to TP-JCM are subject to the Company's rights to purchase such shares pursuant to a call agreement entered into in February 1998 by the chairman and his spouse. Pursuant to the call agreement, Liberty has the right to acquire all of the Series B Liberty common stock held by the Chairman and his spouse in certain circumstances. The price of acquiring such shares is generally limited to the market price of the Series A Liberty common stock, plus a 10% premium.

        During the second quarter of 2001, Liberty purchased 2,245,155 shares of common stock of On Command Corporation ("On Command"), a consolidated subsidiary of Liberty, from the Chairman

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES and Chief Executive Officer of On Command, who at the time was also a director of Liberty, for aggregate cash consideration of $25.2 million. Such purchase price represents a per share price of $11.22. The closing market price for On Command common stock on the day the transaction was signed was $7.77. The Company has included the difference between the aggregate market value of the shares purchased and the cash consideration paid in selling, general and administrative expenses in the accompanying consolidated statement of operations.

        In August 2000, On Command sold shares of its Series A Convertible Participating Preferred Stock (the "Preferred Shares") to a former director of Liberty, who was also the Chairman and Chief Executive Officer of On Command, for a $21 million note. The Preferred Shares are convertible into 236,250 shares of Liberty Series A common stock. The note is secured by the Preferred Shares or the proceeds from the sale of such shares and the former director's personal obligations under such loan are limited. The note, which matures on August 1, 2005, may not be prepaid and interest on the note accrues at a rate of 7% per annum. This arrangement has been treated as a fixed plan option for accounting purposes.

(14)    STOCK OPTIONS AND STOCK APPRECIATION RIGHTS
        LIBERTY
        Effective with the Split Off Transaction, Liberty assumed from AT&T the Amended and Restated AT&T Corp. Liberty Media Group 2000 Incentive Plan and renamed it the Liberty Media Corporation 2000 Incentive Plan (the "Liberty Incentive Plan"). Grants by TCI to current and former Liberty employees of options and options with tandem SARs with respect to shares of Liberty Media Group stock prior to 1999 were assumed by Liberty under the Liberty Incentive Plan. Grants of free standing SARs made under the Plan in 2000 and in 2001 prior to the Split Off Transaction were converted into options upon assumption by Liberty.

        The Liberty Incentive Plan provides for awards to be made in respect of a maximum of 160 million shares of common stock of Liberty. Awards may be made as grants of stock options, SARs, restricted shares, stock units, cash or any combination of the foregoing.

        Effective February 28, 2001 (the "Effective Date"), the Company restructured the options and options with tandem SARs to purchase AT&T common stock and AT&T Liberty Media Group tracking stock (collectively the "Restructured Options") held by certain executive officers of the Company. Pursuant to such restructuring, all Restructured Options became exercisable on the Effective Date, and each executive officer was given the choice to exercise all of his Restructured Options. Each executive officer who opted to exercise his Restructured Options received consideration equal to the excess of the closing price of the subject securities on the Effective Date over the exercise price. The exercising officers received (i) a combination of cash and AT&T Liberty Media Group tracking stock for Restructured Options that were vested prior to the Effective Date and (ii) cash for Restructured Options that were previously unvested. The executive officers used the cash proceeds from the previously unvested options to purchase restricted shares of AT&T Liberty Media Group tracking stock which were converted into shares of Liberty common stock upon completion of the Split Off Transaction. Such restricted shares vested according to a schedule that corresponded to the vesting schedule applicable to the previously unvested options. As of December 31, 2003, all of the restricted shares were vested.

        In addition, each executive officer was granted free-standing SARs equal to the total number of Restructured Options exercised. The free-standing SARs were tied to the value of AT&T Liberty Media Group tracking stock and will vest as to 30% in year one and 17.5% in years two through five. The free-standing SARs were granted with an exercise price of $14.70 ($15.35 in the case of Liberty Series B options) and had a fair value of $9.56 on the date of the grant. Upon completion of the Split Off Transaction, the free-standing SARs automatically converted to options to purchase Liberty Series A common stock (and in some cases Liberty Series B common stock). Prior to the Effective Date, the Restructured Options were accounted for using variable plan accounting pursuant to APB Opinion No. 25. Accordingly, the above-described transaction did not have a significant impact on Liberty's results of operations.

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

        In addition to the SARs issued in the aforementioned option restructuring, during 2001 and pursuant to the Liberty Incentive Plan, Liberty awarded 2,104,000 options to purchase Liberty Series A common stock to certain officers and key employees of the Company. Such options have a 10-year term, exercise prices ranging from $12.40 to $16.35, vest as to 25% in each of years 2 through 5 after the date of grant, and had a weighted-average grant date fair value of $9.40.

        During the first quarter of 2002, the Company reduced the exercise price of 2.3 million stock options previously granted to three executive officers from a weighted average exercise price of $21.66 to $14.70, which new exercise price exceeded the closing market price of Liberty Series A common stock on the date of repricing. As a result of such repricing, these options are now accounted for as variable plan awards. Options held by Liberty's Chairman, Chief Executive Officer and Chief Operating Officer were not included in the foregoing repricing.

        In connection with the Company's Rights Offering, which expired on December 2, 2002, and pursuant to the Liberty Incentive Plan antidilution provisions, the number of shares and the applicable exercise prices of all Liberty options granted pursuant to the Liberty Incentive Plan were adjusted as of October 31, 2002, the record date for the Rights Offering. As a result of the foregoing modifications, all of the Company's outstanding options are now accounted for as variable plan awards.

        During the year ended December 31, 2003, Liberty awarded 6,167,000 free standing SARs to its officers and employees. Such SARs have a 10-year term, exercise prices ranging from $11.09 to $14.33, vest as to 20% on each of the first five anniversaries of the respective grant date, and had a weighted average grant date fair value of $5.57 per share.

        On December 17, 2002, shareholders of the Company approved the Liberty Media Corporation 2002 Nonemployee Director Incentive Plan (the "NDIP"). Under the NDIP, the Liberty Board of Directors (the "Liberty Board") has the full power and authority to grant eligible nonemployee directors stock options, SARs, stock options with tandem SARs, and restricted stock. Effective September 9, 2003, the Liberty Board granted each nonemployee director of Liberty 11,000 free standing SARs at an exercise price of $11.85. These options expire 10 years from the date of grant, vest on the first anniversary of the grant date and had a grant date fair value of $5.93 per share.

        The estimated fair values of the options noted above are based on the Black-Scholes model and are stated in current annualized dollars on a present value basis. The key assumptions used in the model for purposes of these calculations generally include the following: (a) a discount rate equal to the 10-year Treasury rate on the date of grant; (b) a 32% volatility factor; (c) the 10-year option term; (d) the closing price of the respective common stock on the date of grant; and (e) an expected dividend rate of zero.

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

        The following table presents the number and weighted average exercise price ("WAEP") of certain options, SARs and options with tandem SARs to purchase Liberty Series A and Series B common stock granted to certain officers, employees and directors of the Company.

                                                     Liberty                      Liberty
                                                    Series A                     Series B
                                                     common                       common
                                                      stock          WAEP          stock         WAEP
                                                  ------------   ------------  ------------  ------------
                                                              numbers of options in thousands
        Outstanding at January 1, 2001                  77,516   $       7.20            --
            Granted                                     21,625   $      14.72        27,462  $      15.35
            Exercised                                  (50,315)  $       7.62            --
            Canceled                                    (1,167)  $      16.88            --
                                                  ------------                 ------------
        Outstanding at December 31, 2001                47,659   $      11.69        27,462  $      15.35
            Granted                                        525   $      12.38            --
            Exercised                                     (488)  $       3.51            --
            Canceled                                      (995)  $      25.70            --
            Options issued in mergers                      744   $      34.55            --
            Adjustments pursuant to antidilution
              provisions                                 1,216                          703
                                                  ------------                 ------------
        Outstanding at December 31, 2002                48,661   $       9.60        28,165  $      14.96
            Granted                                      6,233   $      11.88            --
            Exercised                                     (323)  $       4.68            --
            Canceled                                      (619)  $      17.22            --
            Options issued in mergers                    1,142   $      78.53            --
                                                  ------------                 ------------
        Outstanding at December 31, 2003                55,094   $      11.23        28,165  $      14.96
                                                  ============                 ============

        Exercisable at December 31, 2001                23,494   $       4.66            --
                                                  ============                 ============
        Exercisable at December 31, 2002                30,402   $       6.78         8,450  $      14.96
                                                  ============                 ============
        Exercisable at December 31, 2003                34,529   $       9.12        13,378  $      14.96
                                                  ============                 ============

        Vesting period                                5 yrs                        5 yrs

        The following table provides additional information about the Company's outstanding options to purchase Liberty Series A common stock at December 31, 2003.

            No. of                                             Weighted          No. of
          outstanding           Range of        WAEP of         average        exercisable      WAEP of
            options             exercise      outstanding      remaining         options      exercisable
            (000's)              prices         options           life           (000's)        options
        ---------------     ---------------  -------------   -------------   --------------  ------------
                 17,356     $ 1.06-$  4.07   $        1.97       2.0 years           17,356  $       1.97
                  1,007     $ 6.14-$  9.70   $        6.91       3.3 years            1,007  $       6.91
                 34,776     $10.53-$ 14.37   $       13.56       7.3 years           14,822  $      13.61
                    470     $15.69-$ 15.95   $       15.89       6.1 years              347  $      15.88
                  1,485     $21.88-$305.25   $       66.27       6.3 years              997  $      66.73
        ---------------                                                      --------------
                 55,094                                                              34,529
        ===============                                                      ==============

        In connection with the Spin Off, Liberty's incentive plan committee has the authority to make equitable adjustments to outstanding Liberty options. Accordingly, Liberty anticipates that certain adjustments will be made to the options and exercise prices disclosed in the foregoing table.

        JUNIOR STOCK PLANS
        In July 2001, Liberty LWR, Inc. ("LWR"), a wholly-owned subsidiary of Liberty, formed Liberty Livewire Holdings, Inc. ("Livewire Holdings") as a wholly owned subsidiary. LWR then sold to certain officers and a director of Liberty an aggregate 19.872% common stock interest in Livewire

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

        Holdings with an aggregate value of $600. Liberty, LWR and these individuals entered into a stockholders agreement pursuant to which the individuals could require Liberty to purchase, after five years, all or part of their common stock interest in Livewire Holdings, in exchange for Liberty common stock, at its then-fair market value. In addition, Liberty had the right to purchase, in exchange for its common stock, their common stock interests in Livewire Holdings for fair market value at any time. Effective May 9, 2003, all of the assets of Livewire Holdings were distributed to LWR as the holder of all of the preferred stock interest in Livewire Holdings, and Livewire Holdings was dissolved.

        In September 2000, certain officers of Liberty purchased a 6% common stock interest in a subsidiary for $1.3 million. Such subsidiary owns an indirect interest in an entity that holds certain of Liberty's investments in satellite and technology related assets. Liberty and the officers entered into a shareholders agreement in which the officers could require Liberty to purchase, after five years, all or part of their common stock interest in exchange for Series A Liberty common stock at the then fair market value. The shareholders agreement also provides that upon termination of employment, Liberty will repurchase the officers' interest for the original purchase price plus 6%. In addition, Liberty has the right to purchase, in exchange for Series A Liberty common stock, the common stock interests held by the officers at fair market value at any time. During 2001, two of the officers resigned their positions with the Company, and the Company purchased their respective interests in the subsidiary pursuant to the terms of the agreement. No compensation related to this stock plan was recognized by Liberty in 2003, 2002 or 2001.

        QVC
        QVC has a qualified and nonqualified combination stock option/stock appreciation rights plan (collectively, the "Tandem Plan") for employees, officers, directors and other persons designated by the Stock Option Committee of QVC's board of directors. Under the Tandem Plan, the option price is generally equal to the fair market value, as determined by an independent appraisal, of a share of the underlying common stock of QVC at the date of the grant. The fair value of a share of QVC common stock as of the latest valuation date is $2,270. If the eligible participant elects the SAR feature of the Tandem Plan, the participant receives 75% of the excess of the fair market value of a share of QVC common stock over the exercise price of the option to which it is attached at the exercise date. The holders of a majority of the outstanding options have stated an intention not to exercise the SAR feature of the Tandem Plan. Because the exercise of the option component is more likely than the exercise of the SAR feature, compensation expense is measured based on the stock option component. As a result, QVC is applying fixed plan accounting in accordance with APB Opinion No.
        25. Under the Tandem Plan, option/SAR terms are ten years from the date of grant, with options/SARs generally becoming exercisable over four years from the date of grant. At December 31, 2003, there were a total of 142,671 options outstanding, 41,632 of which were vested at a weighted average exercise price of $957.44 and 101,039 of which were unvested at a weighted average exercise price of $1,523.21.

        In the fourth quarter of 2003, Liberty granted to certain officers and employees of QVC a total of 10,098,978 restricted shares of Liberty Series A common stock. Such shares vest as to 33% on each of January 1, 2005, 2006 and 2007. These shares had a grant date fair value of $10.08 per share.

        STARZ ENCORE
        Starz Encore has granted Phantom Stock Appreciation Rights ("PSARS") to certain of its officers and employees, including its chief executive officer, under this plan. PSARS granted under the plan generally vest over a five year period. Substantially all of these PSARs are fully vested as of December 31, 2003. Compensation under the PSARS is computed based upon the percentage of PSARS that are vested and a formula derived from the appraised fair value of the net assets of Starz Encore. All amounts earned under the plan are payable in cash, Liberty common stock or a combination thereof. At December 31, 2003 the amount accrued pursuant to this plan was $94 million.

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

        Effective December 27, 2002, the chief executive officer of Starz Encore elected to exercise 54% of his outstanding PSARS. In July 2003, Starz Encore satisfied the amount due the officer with a cash payment of $287 million.

        OTHER
        Certain of the Company's subsidiaries have stock based compensation plans under which employees and non-employees are granted options or similar stock based awards. Awards made under these plans vest and become exercisable over various terms. The awards and compensation recorded, if any, under these plans is not significant to Liberty.

(15)    EMPLOYEE BENEFIT PLANS
        Liberty is the sponsor of the Liberty Media 401(k) Savings Plan (the "Liberty 401(k) Plan"), which provides its employees and the employees of certain of its subsidiaries an opportunity for ownership in the Company and creates a retirement fund. The Liberty 401(k) Plan provides for employees to make contributions to a trust for investment in Liberty common stock, as well as several mutual funds. The Company and its subsidiaries make matching contributions to the Liberty 401(k) Plan based on a percentage of the amount contributed by employees. In addition, certain of the Company's subsidiaries have their own employee benefit plans. Employer cash contributions to all plans aggregated $16 million, $10 million and $10 million for the years ended December 31, 2003, 2002 and 2001, respectively.

(16)    OTHER COMPREHENSIVE EARNINGS (LOSS)
        Accumulated other comprehensive earnings (loss) included in Liberty's consolidated balance sheets and consolidated statements of stockholders' equity reflect the aggregate of foreign currency translation adjustments and unrealized holding gains and losses on AFS Securities. The change in the components of accumulated other comprehensive earnings (loss), net of taxes, is summarized as follows:

                                                                                                      Accumulated
                                                                       Foreign       Unrealized           other
                                                                      currency         holding        comprehensive
                                                                     translation   gains (losses)   earnings (loss),
                                                                     adjustments    on securities     net of taxes
                                                                    ------------   --------------   ----------------
                                                                                  amounts in millions
        Balance at January 1, 2001                                  $       (151)            (255)              (406)
        Other comprehensive earnings (loss)                                 (245)           1,624              1,379
                                                                    ------------   --------------   ----------------
        Balance at December 31, 2001                                        (396)           1,369                973
        Other comprehensive loss                                              73             (560)              (487)
                                                                    ------------   --------------   ----------------
        Balance at December 31, 2002                                        (323)             809                486
        Other comprehensive earnings                                          46            2,715              2,761
        Other activity                                                         1               (1)                --
                                                                    ------------   --------------   ----------------
        Balance at December 31, 2003                                $       (276)           3,523              3,247
                                                                    ============   ==============   ================

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

        The components of other comprehensive earnings (loss) are reflected in Liberty's consolidated statements of comprehensive earnings (loss) net of taxes. The following table summarizes the tax effects related to each component of other comprehensive earnings/loss.

                                                                                          Tax
                                                                        Before-tax      (expense)     Net-of-tax
                                                                          amount         benefit        amount
                                                                       ------------   ------------   ------------
                                                                                  amounts in millions
        YEAR ENDED DECEMBER 31, 2003:
        Foreign currency translation adjustments                       $         75            (29)            46
        Unrealized holding gains on securities arising during period          5,480         (2,137)         3,343
        Reclassification adjustment for gains realized in net loss           (1,030)           402           (628)
                                                                       ------------   ------------   ------------
        Other comprehensive earnings                                   $      4,525         (1,764)         2,761
                                                                       ============   ============   ============

        YEAR ENDED DECEMBER 31, 2002:
        Foreign currency translation adjustments                       $        120            (47)            73
        Unrealized holding losses on securities arising during period        (6,816)         2,658         (4,158)
        Reclassification adjustment for losses realized in net loss           5,898         (2,300)         3,598
                                                                       ------------   ------------   ------------
        Other comprehensive loss                                       $       (798)           311           (487)
                                                                       ============   ============   ============

        YEAR ENDED DECEMBER 31, 2001:
        Foreign currency translation adjustments                       $       (402)           157           (245)
        Unrealized holding losses on securities arising during period        (1,611)           628           (983)
        Reclassification adjustment for losses realized in net loss           4,416         (1,722)         2,694
        Cumulative effect of accounting change                                 (143)            56            (87)
                                                                       ------------   ------------   ------------
        Other comprehensive earnings                                   $      2,260           (881)         1,379
                                                                       ============   ============   ============

(17)    TRANSACTIONS WITH AT&T AND OTHER RELATED PARTIES
        Subsidiaries of Liberty provide services to various equity affiliates of Liberty, including Discovery Communications. Total revenue recognized by Liberty subsidiaries for such services aggregated $14 million for the year ended December 31, 2003.

        Certain subsidiaries of Liberty produce and/or distribute programming and other services to cable distribution operators (including AT&T) and others pursuant to long term affiliation agreements. Charges to AT&T were based upon customary rates charged to others. Amounts included in revenue for services provided to AT&T prior to the Split Off Transaction were $210 million for the seven months ended July 31, 2001.

        Prior to the Split Off Transaction, AT&T allocated certain corporate general and administrative costs to Liberty pursuant to an intergroup agreement. Management believes such allocation methods were reasonable and materially approximated the amount that Liberty would have incurred on a stand-alone basis. In addition, there were arrangements between subsidiaries of Liberty and AT&T and its other subsidiaries for satellite transponder services, marketing support, programming, and hosting services. These expenses aggregated $20 million during the seven months ended July 31, 2001 (the period immediately prior to the Split Off Transaction) and are included in operating and SG&A expenses in the accompanying consolidated statement of operations.

(18)    COMMITMENTS AND CONTINGENCIES
        FILM RIGHTS
        Starz Encore, a wholly-owned subsidiary of Liberty, provides premium video programming distributed by cable operators, direct-to-home satellite providers and other distributors throughout the United States. Starz Encore has entered into agreements with a number of motion picture producers which obligate Starz Encore to pay fees for the rights to exhibit certain films that are released by these producers. The unpaid balance under agreements for film rights related to films that were available to Starz Encore at December 31, 2003 is reflected as a liability

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES in the accompanying consolidated balance sheet. The balance due as of December 31, 2003 is payable as follows: $177 million in 2004 and $48 million in 2005.

        Starz Encore has also contracted to pay fees for the rights to exhibit films that have been released theatrically, but are not available for exhibition by Starz Encore until some future date. These amounts have not been accrued at December 31, 2003. Starz Encore's estimate of amounts payable under these agreements is as follows: $558 million in 2004; $231 million in 2005; $140 million in 2006; $112 million in 2007;
        $108 million in 2008; and $233 million thereafter.

        Starz Encore is also obligated to pay fees for films that are released by certain producers through 2010 when these films meet certain criteria described in the studio output agreements. The actual contractual amount to be paid under these agreements is not known at this time. However, such amounts are expected to be significant. Starz Encore's total film rights expense aggregated $398 million, $358 million and $354 million for the years ended December 31, 2003, 2002 and 2001, respectively.

        In addition to the foregoing contractual film obligations, two motion picture studios that have output contracts with Starz Encore through 2006 and 2010, respectively, have the right to extend their contracts for an additional three years. If the first studio elects to extend its contract, Starz Encore has agreed to pay the studio $60 million within five days of the studio's notice to extend. The studio is required to exercise its option by December 31, 2004. If the second studio elects to extend its contract, Starz Encore has agreed to pay the studio a total of $190 million in four annual installments. The studio is required to exercise this option by December 31, 2007. If made, Starz Encore's payments to the studios would be amortized ratably over the term of the respective output agreement extension.

        GUARANTEES
        Liberty guarantees Starz Encore's obligations under certain of its studio output agreements. At December 31, 2003, Liberty's guarantee for obligations for films released by such date aggregated $799 million. While the guarantee amount for films not yet released is not determinable, such amount is expected to be significant. As noted above Starz Encore has recognized the liability for a portion of its obligations under the output agreements. As this represents a commitment of Starz Encore, a consolidated subsidiary of Liberty, Liberty has not recorded a separate liability for its guarantee of these obligations.

        At December 31, 2003, Liberty has guaranteed Y 14.4 billion ($134 million) of the bank debt of J-COM, an equity affiliate that provides broadband services in Japan. Liberty's guarantees expire as the underlying debt matures and is repaid. The debt maturity dates range from 2004 to 2018. In addition, Liberty has agreed to fund up to an additional Y 10 billion ($93 million at December 31, 2003) to J-COM in the event J-COM's cash flow (as defined in its bank loan agreement) does not meet certain targets. In the event J-COM meets certain performance criteria, this commitment expires on September 30, 2004. In connection with the Spin Off, Liberty Media International has agreed to indemnify Liberty for any amounts Liberty is required to fund under these arrangements.

        In connection with agreements for the sale of certain assets, Liberty typically retains liabilities that relate to events occurring prior to its sale, such as tax, environmental, litigation and employment matters. Liberty generally indemnifies the purchaser in the event that a third party asserts a claim against the purchaser that relates to a liability retained by Liberty. These types of indemnification guarantees typically extend for a number of years. Liberty is unable to estimate the maximum potential liability for these types of indemnification guarantees as the sale agreements typically do not specify a maximum amount and the amounts are dependent upon the outcome of future contingent events, the nature and likelihood of which cannot be determined at this time. Historically, Liberty has not made any significant indemnification payments under such agreements and no amount has been accrued in the accompanying consolidated financial statements with respect to these indemnification guarantees.

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

        OPERATING LEASES
        Liberty leases business offices, has entered into pole rental and transponder lease agreements and uses certain equipment under lease arrangements. Rental expense under such arrangements amounted to $71 million, $65 million and $71 million for the years ended December 31, 2003, 2002 and 2001, respectively.

        A summary of future minimum lease payments under noncancelable operating leases as of December 31, 2003 follows (amounts in millions):

               Years ending December 31:
                   2004                              $      81
                   2005                              $      66
                   2006                              $      54
                   2007                              $      43
                   2008                              $      34
                   Thereafter                        $     120

        It is expected that in the normal course of business, leases that expire generally will be renewed or replaced by leases on other properties; thus, it is anticipated that future minimum lease commitments will not be less than the amount shown for 2003.

        LITIGATION
        Liberty has contingent liabilities related to legal and tax proceedings and other matters arising in the ordinary course of business. Although it is reasonably possible Liberty may incur losses upon conclusion of such matters, an estimate of any loss or range of loss cannot be made. In the opinion of management, it is expected that amounts, if any, which may be required to satisfy such contingencies will not be material in relation to the accompanying consolidated financial statements.

(19)    INFORMATION ABOUT LIBERTY'S OPERATING SEGMENTS
        Liberty is a holding company, which through its ownership of interests in subsidiaries and other companies, is primarily engaged in the electronic retailing, media, communications and entertainment industries. Each of these businesses is separately managed. Liberty organized its businesses into four Groups based upon each businesses' services or products: Interactive Group, International Group, Networks Group and Corporate and Other. Liberty's chief operating decision maker and management team review the combined results of operations of each of these Groups (including consolidated subsidiaries and equity method affiliates), as well as the results of operations of each individual business in each Group. Substantially all of the businesses and assets attributed to the International Group were contributed to Liberty Media International and included in the Spin Off.

        Liberty identifies its reportable segments as (A) those consolidated subsidiaries that (1) represent 10% or more of its consolidated revenue, earnings before income taxes or total assets or (2) are significant to an evaluation of the performance of a Group; and (B) those equity method affiliates (1) whose share of earnings represent 10% or more of Liberty's pre-tax earnings or (2) are significant to an evaluation of the performance of a Group. The segment presentation for prior periods has been conformed to the current period segment presentation. Liberty evaluates performance and makes decisions about allocating resources to its Groups and operating segments based on financial measures such as revenue, operating cash flow, gross margin, and revenue or sales per customer equivalent. In addition, Liberty reviews non-financial measures such as average prime time rating, prime time audience delivery, subscriber growth and penetration, as appropriate.

        Liberty defines operating cash flow as revenue less cost of sales, operating expenses, and selling, general and administrative expenses (excluding stock compensation). Liberty believes this is an

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES important indicator of the operational strength and performance of its businesses, including the ability to service debt and fund capital expenditures. In addition, this measure allows management to view operating results and perform analytical comparisons and benchmarking between businesses and identify strategies to improve performance. This measure of performance excludes depreciation and amortization, stock compensation and restructuring and impairment charges that are included in the measurement of operating income pursuant to GAAP. Accordingly, operating cash flow should be considered in addition to, but not as a substitute for, operating income, net income, cash flow provided by operating activities and other measures of financial performance prepared in accordance with GAAP. Liberty generally accounts for intersegment sales and transfers as if the sales or transfers were to third parties, that is, at current prices.

        For the year ended December 31, 2003, Liberty has identified the following consolidated subsidiaries and equity method affiliates as its reportable segments:

        INTERACTIVE GROUP
        - QVC--consolidated subsidiary that markets and sells a wide variety of consumer products in the US and several foreign countries, primarily by means of televised shopping programs on the QVC networks and via the Internet through its domestic and international websites.
        - Ascent Media Group ("Ascent Media")--consolidated subsidiary that provides sound, video and ancillary post-production and distribution services to the motion picture and television industries in the United States, Europe and Asia.

        NETWORKS GROUP
        - Starz Encore--consolidated subsidiary that provides premium programming distributed by cable operators, direct-to-home satellite providers and other distributors throughout the United States.
        - Discovery--50% owned equity method affiliate that provides original and purchased cable television programming in the U.S. and over 150 other countries.
        - Courtroom Television Network, LLC ("Court TV")--50% owned equity method affiliate that operates a basic cable network that provides informative and entertaining programming based on the American legal system.
        - Game Show Network, LLC ("GSN")--50% owned equity method affiliate that operates a basic cable network dedicated to the world of games, game playing and game shows.

        Liberty's reportable segments are strategic business units that offer different products and services. They are managed separately because each segment requires different technologies, distribution channels and marketing strategies. The accounting policies of the segments that are also consolidated subsidiaries are the same as those described in the summary of significant policies.

        The amounts presented below represent 100% of each business' revenue, operating cash flow and operating income. These amounts are combined on an unconsolidated basis and are then adjusted to remove the effects of the equity method investments to arrive at the consolidated balances for each group. This presentation is designed to reflect the manner in which management reviews the operating performance of individual businesses within each group regardless of whether the investment is accounted for as a consolidated subsidiary or an equity investment. It should be noted, however, that this presentation is not in accordance with GAAP since the results of equity method investments are required to be reported on a net basis.

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

        Further, we could not, among other things, cause any noncontrolled affiliate to distribute to us our proportionate share of the revenue or operating cash flow of such affiliate.

PERFORMANCE MEASURES

                                                                          Years ended December 31,
                                          ---------------------------------------------------------------------------------------
                                                     2003                          2002                          2001
                                          ---------------------------   ---------------------------   ---------------------------
                                                          Operating                      Operating                    Operating
                                                             cash                          cash                          cash
                                             Revenue         flow          Revenue         flow          Revenue         flow
                                          ------------   ------------   ------------   ------------   ------------   ------------
                                                                            amounts in millions
INTERACTIVE GROUP
QVC                                       $      4,889          1,013          4,362            861          3,894            722
Ascent Media                                       508             75            538             87            593             89
Other consolidated subsidiaries                    317            (13)           256            (26)           239            (13)
Equity method affiliates                            88            (20)           138            (91)            --             --
                                          ------------   ------------   ------------   ------------   ------------   ------------
  Combined Interactive Group                     5,802          1,055          5,294            831          4,726            798
Eliminate equity method affiliates              (3,004)          (561)        (4,500)          (770)        (3,894)          (722)
                                          ------------   ------------   ------------   ------------   ------------   ------------
  Consolidated Interactive Group                 2,798            494            794             61            832             76
                                          ------------   ------------   ------------   ------------   ------------   ------------

NETWORKS GROUP
Starz Encore                                       906            368            945            371            863            313
Discovery                                        1,995            508          1,717            379          1,517            286
Court TV                                           193             44            148             (1)           118             (3)
GSN                                                 76              1             53            (11)            37            (17)
Other consolidated subsidiaries                    208             13            200              3            167             14
                                          ------------   ------------   ------------   ------------   ------------   ------------
  Combined Networks Group                        3,378            934          3,063            741          2,702            593
Eliminate equity method affiliates              (2,264)          (553)        (1,918)          (367)        (1,672)          (266)
                                          ------------   ------------   ------------   ------------   ------------   ------------
  Consolidated Networks Group                    1,114            381          1,145            374          1,030            327
                                          ------------   ------------   ------------   ------------   ------------   ------------

Corporate and Other                                  7            (62)            41            (29)            57            (59)
                                          ------------   ------------   ------------   ------------   ------------   ------------

Consolidated Liberty                      $      3,919            813          1,980            406          1,919            344
                                          ============   ============   ============   ============   ============   ============

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

BALANCE SHEET INFORMATION

                                                                         December 31,
                                                    -------------------------------------------------------
                                                               2003                        2002
                                                    --------------------------  ---------------------------
                                                                  Investments                  Investments
                                                       Total           in          Total            in
                                                       Assets      affiliates      Assets       affiliates
                                                    ------------  ------------  ------------   ------------
                                                                      amounts in millions
INTERACTIVE GROUP
QVC                                                 $     13,806            77         2,886             --
Ascent Media                                                 741             4           778              4
Other consolidated subsidiaries                              592            --           704             --
Equity method affiliates                                     548            --           176             --
                                                    ------------  ------------  ------------   ------------
  Combined Interactive Group                              15,687            81         4,544              4
Eliminate equity method affiliates                          (548)           --        (3,062)            --
                                                    ------------  ------------  ------------   ------------
  Consolidated Interactive Group                          15,139            81         1,482              4
                                                    ------------  ------------  ------------   ------------

NETWORKS GROUP
Starz Encore                                               2,745            50         3,090            141
Discovery                                                  3,143            80         3,068             65
Court TV                                                     272            --           248             --
GSN                                                          101            --            95             --
Other consolidated subsidiaries                              228             1           236              3
                                                    ------------  ------------  ------------   ------------
  Combined Networks Group                                  6,489           131         6,737            209
Eliminate equity method affiliates                        (3,516)          (80)       (3,411)           (65)
                                                    ------------  ------------  ------------   ------------
  Consolidated Networks Group                              2,973            51         3,326            144
                                                    ------------  ------------  ------------   ------------

Corporate and Other                                       32,586         3,482        32,715          6,096
                                                    ------------  ------------  ------------   ------------

Discontinued operations                                    3,551            --         2,801             --
                                                    ------------  ------------  ------------   ------------

Consolidated Liberty                                $     54,249         3,614        40,324          6,244
                                                    ============  ============  ============   ============

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

        The following table provides a reconciliation of segment operating cash flow to loss from continuing operations before income taxes and minority interest:

                                                                             Years ended December 31,
                                                                    ------------------------------------------
                                                                        2003            2002           2001
                                                                    ------------   ------------   ------------
                                                                               amounts in millions
        Consolidated segment operating cash flow                    $        813            406            344
        Stock compensation                                                    88             46           (126)
        Depreciation and amortization                                       (494)          (371)          (926)
        Impairment of long-lived assets                                   (1,362)          (229)          (314)
        Interest expense                                                    (537)          (419)          (503)
        Share of earnings (losses) of affiliates                              44            (92)        (4,346)
        Nontemporary declines in fair value of investments                   (22)        (5,806)        (4,099)
        Realized and unrealized gains (losses) on derivative
           instruments, net                                                 (662)         2,139            361
        Gains (losses) on dispositions, net                                1,125           (537)          (310)
        Other, net                                                           108            188            205
                                                                    ------------   ------------   ------------
        Loss from continuing operations before income taxes
           and minority interest                                    $       (899)        (4,675)        (9,714)
                                                                    ============   ============   ============

REVENUE BY GEOGRAPHIC AREA

                                                                             Years ended December 31,
                                                                    ------------------------------------------
                                                                        2003            2002           2001
                                                                    ------------   ------------   ------------
                                                                               amounts in millions
        United States                                               $      3,265          1,791          1,754
        Foreign countries                                                    654            189            165
                                                                    ------------   ------------   ------------
           Consolidated Liberty                                     $      3,919          1,980          1,919
                                                                    ============   ============   ============

LONG-LIVED ASSETS BY GEOGRAPHIC AREA

                                                                                           December 31,
                                                                                   ---------------------------
                                                                                       2003           2002
                                                                                   ------------   ------------
                                                                                        amounts in millions
        United States                                                              $     14,856          4,898
        Foreign countries                                                                 1,383            223
                                                                                   ------------   ------------
            Consolidated Liberty                                                   $     16,239          5,121
                                                                                   ============   ============

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

(20)     QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

                                                                   1st          2nd             3rd          4th
                                                                 Quarter       Quarter        Quarter      Quarter
                                                              ------------  ------------   ------------  ------------
                                                                                amounts in millions,
                                                                             except per share amounts
2003:

  Revenue                                                     $        480           473            877         2,089
                                                              ============  ============   ============  ============
  Operating income (loss)                                     $          8           (45)           145        (1,063)
                                                              ============  ============   ============  ============
  Net earnings (loss)                                         $        132          (464)            41          (931)
                                                              ============  ============   ============  ============
  Basic and diluted net earnings (loss) per common share
                                                              $        .05          (.17)           .02          (.32)
                                                              ============  ============   ============  ============

2002:

  Revenue                                                     $        486           484            499           511
                                                              ============  ============   ============  ============
  Operating income (loss)                                     $         49             8            (45)         (160)
                                                              ============  ============   ============  ============
  Earnings (loss) before cumulative effect of accounting
     change                                                   $         68        (3,097)            22          (692)
                                                              ============  ============   ============  ============
  Net earnings (loss)                                         $     (1,563)       (3,097)            22          (692)
                                                              ============  ============   ============  ============
  Basic and diluted earnings (loss) before cumulative effect
     of accounting change per common share                    $        .03         (1.20)           .01          (.26)
                                                              ============  ============   ============  ============
  Basic and diluted net earnings (loss) per common share
                                                              $       (.60)        (1.20)           .01          (.26)
                                                              ============  ============   ============  ============